Exhibit 10.13

C L I F F O R D C H A N C E	CLIFFORD CHANCE 高 偉 紳 律 師 行

Execution Version

FWD GROUP LIMITED

AND

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

AGENCY AGREEMENT

RELATING TO THE U.S.$550,000,000 5.75 PER

CENT. SUBORDINATED NOTES DUE 2024

THIS AGREEMENT is made on 9 July 2019

BETWEEN

(1)	FWD GROUP LIMITED, an exempted company incorporated under the laws of the Cayman Islands (the "Issuer") with company number 274405;

(2)	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED as registrar, fiscal agent, transfer agent and calculation agent (the "Registrar", the "Fiscal Agent", the "Transfer Agent" and the "Calculation Agent", respectively); and

(3)	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED as paying agent (together with the Fiscal Agent, the "Paying Agents").

WHEREAS

(A)	The Issuer has authorised the creation and issue of U.S.$550,00,000 in aggregate principal amount of 5.75 per cent. subordinated notes due 2024 (the "Notes").

(B)	The Notes will be constituted by a deed of covenant dated 9 July 2019 (as amended or supplemented from time to time, the "Deed of Covenant") entered into by the Issuer.

(C)	The Notes will be in registered form and in the denomination of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof. The Notes will be represented by a global certificate (the "Global Note Certificate"), which will be exchangeable for individual note certificates ("Individual Note Certificates" and, together with the Global Note Certificate, "Note Certificates") in the circumstances specified therein.

(D)	The Issuer, the Registrar, the Paying Agents and the Transfer Agent wish to record certain arrangements which they have made in relation to the Notes.

IT IS AGREED as follows:

1.            INTERPRETATION

1.1	Definitions

In this Agreement, the following expressions have the following meanings:

"Agents" means the Fiscal Agent, the Registrar, the Transfer Agent, the Calculation Agent and the Paying Agents and "Agent" means any one of the Agents;

"Applicable Law" means any law or regulation including, but not limited to: (i) any statute or regulation; (ii) any rule or practice of any Authority by which any party is bound or with which it is accustomed to comply; (iii) any agreement between any Authorities; and (iv) any customary agreement between any Authority and any party.

"Authority" means any competent regulatory, prosecuting, tax or governmental authority in any jurisdiction.

"Clearstream, Luxembourg" means Clearstream Banking S.A.;

"Clearing Systems" means Euroclear and Clearstream, Luxembourg;

"Conditions" means the Terms and Conditions of the Notes (as scheduled to this Agreement and as modified from time to time in accordance with their terms), and any reference to a numbered "Condition" is to the correspondingly numbered provision thereof;

"Euroclear" means Euroclear Bank SA/NV;

"FATCA Withholding Tax" means any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing any such an intergovernmental agreement);

"Local Banking Day" means a day (other than a Saturday or a Sunday) on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the city in which the Fiscal Agent has its Specified Office;

"Local Time" means the time in the city in which the Fiscal Agent has its Specified Office;

"Paying Agent", "Fiscal Agent", "Registrar", "Calculation Agent" and "Transfer Agent" include any successors thereto appointed from time to time in accordance with Clause 12 and any of their respective Successors and "Paying Agent" means any one of the Paying Agents;

"Regulations" means the regulations concerning the transfer of Notes as the same may from time to time be promulgated by the Issuer and approved by the Registrar (the initial such regulations being set out in Schedule 5 (Regulations concerning transfers and registration of Notes));

"Required Agent" means any Paying Agent or Transfer Agent (which expression shall include, for the purposes of this definition only, the Registrar) which is the sole remaining Paying Agent or (as the case may be) Transfer Agent with its Specified Office in any city where a stock exchange on which the Notes are listed requires there to be a Paying Agent or (as the case may be) a Transfer Agent;

"SEHK" means The Stock Exchange of Hong Kong Limited;

"Specified Office" means, in relation to any Agent:

(a)	the office specified against its name in Schedule 8 (Specified Offices of the Agents); or

(b)	such other office as such Agent may specify in accordance with Clause 12.8 (Changes in Specified Offices);

"Successor" means, in relation to any person, an assignee or successor in title of such person who, under the law of its jurisdiction of incorporation or domicile, has assumed the rights and obligations of such person under this Agreement or to which under such laws the same have been transferred;

"U.S.$" and "United States Dollars" denote the lawful currency for the time being of the United States of America.

1.2	Meaning of outstanding

For the purposes of this Agreement and the Conditions (but without prejudice to its status for any other purpose), a Note shall be considered to be "outstanding" unless one or more of the following events has occurred:

1.2.1	it has been redeemed in full, or purchased under Condition 6(b) (Redemption and Purchase – Redemption for tax reasons), Condition 6(c) (Redemption and Purchase – Redemption upon Change of Control) or Condition 6(d) (Redemption and Purchase – Redemption upon an initial public offering) and has been cancelled in accordance with Condition 6(h) (Redemption and Purchase - Cancellation);

1.2.2	the due date for its redemption in full has occurred and all sums due in respect of such Note (including all accrued interest) have been received by the Fiscal Agent and remain available for payment against presentation and surrender of the relevant Note; or

1.2.3	all claims for principal and interest in respect of such Security have become void under Condition 10 (Prescription).

1.3	Clauses and Schedules

Any reference in this Agreement to a Clause or a sub-clause or a Schedule is, unless otherwise stated, to a clause or sub-clause hereof or a schedule hereto.

1.4	Principal and Interest

In this Agreement, any reference to principal and interest includes any additional amounts payable in relation thereto under the Conditions.

1.5	Terms defined in the Conditions

Terms and expressions used but not defined herein have the respective meanings given to them in the Conditions.

1.6	Statutes

Any reference in this Agreement to any legislation (whether primary legislation or regulations or other subsidiary legislation made pursuant to primary legislation) shall be construed as a reference to such statute, provision, statutory instrument, order or regulation as the same may have been, or may from time to time be, amended or re-enacted .

1.7            Headings

Headings and sub-headings are for ease of reference only and shall not affect the construction of this Agreement.

2.            APPOINTMENT OF THE AGENTS

2.1	Appointment

The Issuer appoints each Agent solely as its agent in relation to the Notes for the purposes specified in this Agreement and in the Conditions.

2.2	Acceptance of appointment

Each Agent accepts its appointment as agent of the Issuer in relation to the Notes and agrees to comply with the provisions of this Agreement.

2.3	Obligations several

The obligations of the Agents under this Agreement are several and not joint.

3.            THE NOTES; AUTHENTICATION

3.1	Global Note Certificate

The Global Note Certificate shall:

3.1.1	be in substantially the form set out in Schedule 1 (Form of Global Note Certificate);

3.1.2	be executed manually or in facsimile by or on behalf of the Issuer and authenticated manually by or on behalf of the Registrar.

3.2	Individual Note Certificates

Each Individual Note Certificate shall:

3.2.1	be in substantially the form set out in Schedule 2 (Form of Individual Note Certificate);

3.2.2	have a unique certificate number printed thereon;

3.2.3	be executed manually or in facsimile by or on behalf of the Issuer and authenticated manually by or on behalf of the Registrar; and

3.2.4	otherwise be in accordance with the format from time to time specified by the International Capital Market Association or any successor body thereto.

3.3	Signatures

Any signature on a Note Certificate shall be that of a person who is at the time of the creation and issue of the Notes an authorised signatory for such purpose of the Issuer notwithstanding that such person has for any reason (including death) ceased to be such an authorised signatory at the time at which such Note Certificate is delivered.

3.4	The Global Note Certificate to be deposited with nominee for common depositary

The Global Note Certificate shall be deposited with a common depositary. The Global Note Certificate shall be registered in the name of, a nominee for, and deposited with a common depositary for the Clearing Systems.

3.5	Availability of Individual Note Certificates

If the Issuer is required to deliver Individual Note Certificates pursuant to the terms of the Global Note Certificate, the Issuer shall promptly arrange for a stock of Individual Note Certificates (unauthenticated and with the names of the registered Holders left blank but executed on behalf of the Issuer and otherwise complete) to be made available to the Registrar. The Issuer shall also arrange for such Global Note Certificates and Individual Note Certificates as are required to enable the Registrar to perform their respective obligations under Clause 4 (Exchanges of Global Note Certificates for Individual Note Certificates), Clause 5 (Transfers of Notes) and Clause 6 (Replacement Note Certificates) to be made available to or to the order of the Registrar from time to time.

3.6	Authority to authenticate

The Registrar is authorised by the Issuer to authenticate the Global Note Certificate and the Individual Note Certificates by the signature of any of its officers or any other person duly authorised for the purpose by the Registrar.

3.7	Duties of the Registrar

The Registrar shall hold in safe keeping of all unauthenticated Global Note Certificates and Individual Note Certificates delivered to it in accordance with Clause 3.5 (Availability of Individual Note Certificates) and shall ensure that they are authenticated and delivered only in accordance with the terms hereof, of the Global Note Certificate (if applicable) and of the Conditions.

4.	EXCHANGES OF GLOBAL NOTE CERTIFICATE FOR INDIVIDUAL NOTE CERTIFICATES

If the Global Note Certificate becomes exchangeable for Individual Note Certificates in accordance with its terms, the Registrar shall authenticate and deliver to each person designated by a Clearing System an Individual Note Certificate in accordance with the terms of this Agreement and the Global Note Certificate.

5.	TRANSFERS OF NOTES

5.1	Maintenance of the Register

The Registrar shall maintain in relation to the Notes a register (the "Register"), which shall be kept outside of the United Kingdom at its Specified Office in accordance with the Conditions and be made available by the Registrar to the Issuer and the other Agents for inspection and for the taking of copies or extracts therefrom at all reasonable times. The Register shall show the aggregate principal amount, serial numbers and dates of issue of Note Certificates, the names and addresses of the initial Holders thereof and the dates of all transfers to, and the names and addresses of, all subsequent Holders thereof, all cancellations of Note Certificates and all replacements of Note Certificates.

5.2	Registration of transfers in the Register

The Registrar shall receive requests for the transfer of Notes in accordance with the Conditions and the Regulations and shall make the necessary entries in the Register.

5.3	Transfer Agent to receive requests for transfers of Notes

The Transfer Agent shall receive requests for the transfer of Notes in accordance with the Conditions and the Regulations and assist, if required, in the issue of new Note Certificates to give effect to such transfers and, in particular, upon any such request being duly made, shall promptly notify the Registrar of:

5.3.1	the aggregate principal amount of the Notes to be transferred;

5.3.2	the name(s) and addresses to be entered on the Register of the Holder(s) of the new Note Certificate(s) to be issued in order to give effect to such transfer; and

5.3.3	the place and manner of delivery of the new Note Certificate(s) to be delivered in respect of such transfer and shall forward the Note Certificate(s) relating to the Notes to be transferred (with the relevant form(s) of transfer duly completed) to the Registrar with such notification.

6.            REPLACEMENT NOTE CERTIFICATES

6.1	Delivery of Replacements

Subject to receipt of replacement Global Note Certificates and/or Individual Note Certificates (as the case may be), the Registrar shall, upon and in accordance with the instructions of the Issuer (which instructions may, without limitation, include terms as to the payment of expenses and as to evidence, security and indemnity), complete, authenticate and deliver a Global Note Certificate or Individual Note Certificate which the Issuer has determined to issue as a replacement for any Global Note Certificate or Individual Note Certificate which has been mutilated or defaced or which has been or is alleged to have been destroyed, stolen or lost; provided, however, that the Registrar shall not deliver any Global Note Certificate or Individual Note Certificate as a replacement for any Global Note Certificate or Individual Note Certificate which has been mutilated or defaced otherwise than against surrender of the same and shall not issue any replacement Global Note Certificate or Individual Note Certificate until the applicant has furnished the Registrar with such evidence and indemnity as the Issuer and/or the Registrar may reasonably require and has paid such costs and expenses as may be incurred in connection with such replacement.

6.2	Replacements to be Numbered

Each replacement Global Note Certificate or Individual Note Certificate delivered hereunder shall bear a unique serial number.

6.3	Cancellation and destruction

The Registrar shall cancel and destroy each mutilated or defaced Global Note Certificate or Individual Note Certificate surrendered to it in respect of which a replacement has been delivered.

6.4	Notification

The Registrar shall, upon request, notify the Issuer and the other Agents of the delivery by it of any replacement Global Note Certificate or Individual Note Certificate, specifying the serial number thereof and the serial number (if any and if known) of the Global Note Certificate or Individual Note Certificate which it replaces and confirming (if such is the case) that the Global Note Certificate or Individual Note Certificate which it replaces has been cancelled and destroyed.

7.            PAYMENTS TO THE FISCAL AGENT

7.1	Issuer to pay Fiscal Agent

In order to provide for the payment of principal and interest in respect of the Notes as the same becomes due and payable, the Issuer shall pay to the Fiscal Agent, on or before the day on which such payment becomes due, an amount equal to the amount of principal and/or (as the case may be) interest falling due in respect of the Notes on such date.

7.2	Manner of payment

Each amount payable under Clause 7.1 (Issuer to pay Fiscal Agent) shall be paid unconditionally by credit transfer in U.S.$ and in immediately available, freely transferable, cleared funds not later than 10.00 a.m. (Hong Kong time) on the relevant day to such account with such bank by RTGS in Hong Kong as the Fiscal Agent may from time to time by notice to the Issuer specify for such purpose. The Issuer shall, before 10.00 a.m. (Local Time) on the second Local Banking Day before the due date of each payment by it under Clause 7.1 (Issuer to pay Fiscal Agent), procure that the bank effecting payment for it confirms by tested telex or authenticated SWIFT message to the Fiscal Agent the payment instructions relating to such payment.

7.3	Exclusion of liens and interest

The Fiscal Agent shall be entitled to deal with each amount paid to it under this Clause 7 (Payments to the Fiscal Agent) in the same manner as other amounts paid to it as a banker (and not as a trustee or on trust) by its customers; provided, however, that:

7.3.1	it shall not exercise against the Issuer any lien, right of set-off or similar claim in respect thereof; and

7.3.2	it shall not be liable to any person for interest thereon or other amounts in respect of the money.

No monies held by any Paying Agent need be segregated except as required by law.

7.4	Application by Fiscal Agent

The Fiscal Agent shall apply each amount paid to it hereunder in accordance with Clause 8 (Payments to Holders) and shall not be obliged to repay any such amount unless the claim for the relevant payment becomes void under Condition 10 (Prescription), in which event it shall refund at the written request of the Issuer such portion of such amount as relates to such payment by paying the same by credit transfer in U.S.$ such account with such bank in New York City as the Issuer has by notice to the Fiscal Agent specified for the purpose.

7.5	Failure to confirm payment instructions

If the Fiscal Agent has not, by 12.00 noon (Local Time) on the second Local Banking Day before the due date of any payment to it under Clause 7.1 (Issuer to pay Fiscal Agent), received confirmation of the relevant payment instructions referred to in Clause 7.2 (Manner and time of payment), it shall forthwith notify the Issuer and the other Paying Agents. If the Fiscal Agent subsequently receives confirmation of such payment instructions, it shall forthwith notify the Issuer and the other Paying Agents.

7.6	Withholding or deduction of FACTA Withholding Tax

If the Issuer determines in its sole discretion that it will be required to withhold or deduct any FATCA Withholding Tax in connection with any payment due on any Notes, then the Issuer will be entitled to re-direct or reorganise any such payment in any way that it sees fit in order that the payment may be made without FATCA Withholding Tax.

7.7	Tax information covenant

If the Issuer or the Agents are, in respect of any payment in respect of the Notes, required to withhold or deduct any amount for or on account of any taxes (including any FATCA Withholding Tax), duties, assessments or governmental charges, the Issuer hereby covenants with the Agents that it will give written notice of that fact to the Agents as soon as reasonably practicable after the Issuer becomes aware of the requirement to make the withholding or deduction and will provide the Agents with sufficient information so as to enable the Agents to assess and comply with the requirement, and to determine whether or not the Agents are obliged to make any payments in respect of such withholding or deduction (including any FATCA Withholding Tax. The obligations imposed on the Issuer under this Clause 7.7 are limited to the extent that the Issuer, as applicable, has the relevant information in its possession or control and that provision of the information to the Agents will not result in any breach of this Agreement, the Notes , or any applicable law or regulation.

8.            PAYMENTS TO NOTEHOLDERS

8.1	Payments by Paying Agents

Each Paying Agent acting through its Specified Office shall make payments of principal and interest in respect of Notes in accordance with the Conditions and, so long as the Notes are evidenced by the Global Note Certificate, the terms thereof; provided, however, that:

8.1.1	if any Global Note Certificate or Individual Note Certificate is presented or surrendered for payment to any Paying Agent and such Paying Agent has delivered a replacement therefor or has been notified that the same has been replaced, such Paying Agent shall forthwith notify, upon request, the Issuer of such presentation or surrender and shall not make payment against the same until it is so instructed by the Issuer and has received the amount to be so paid;

8.1.2	if for any reason the Agent considers in its sole discretion that the amounts to be received by it will be, or the amounts actually received by it are, insufficient to satisfy all claims in respect of all payments then falling due in respect of the Notes, no Paying Agent shall be obliged (but shall be entitled) to make such payments if:

(a)	in the case of the Fiscal Agent, it has not received the full amount of any payment due to it under Clause 7.1 (Issuer to pay Fiscal Agent); or

(b)	in the case of any other Paying Agent:

(i)	it has been notified in accordance with Clause 7.5 (Failure to confirm payment instructions) that confirmation of the relevant payment instructions has not been received, unless it is subsequently notified that confirmation of such payment instructions has been received; or

(ii)	it is not able to establish that the Fiscal Agent has received (whether or not at the due time) the full amount of any payment due to it under Clause 7.1 (Issuer to pay Fiscal Agent);

8.1.3	each Paying Agent shall cancel each Note Certificate against presentation and surrender of which it has made full payment and shall deliver each Note Certificate so cancelled by it to, or to the order of, the Registrar; and

8.1.4	notwithstanding any other provision of this Agreement, each Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under this Agreement for or on account of any present or future taxes, duties, assessments or government charges if and to the extent so required by Applicable Law, in which event such Paying Agent shall make such payment after such withholding or deduction has been made and shall account to the relevant Authority for the amount so withheld or deducted, or, at its option, shall reasonably promptly after making such payment return to the Issuer the amount so deducted or withheld, in which case, the Issuer shall so account to the relevant Authority for such amount.

8.2	Exclusion of liens and commissions

No Paying Agent shall exercise any lien, right of set-off or similar claim against any person to whom it makes any payment under Clause 8.1 (Payments by Paying Agents) in respect thereof, nor shall any commission or expense be charged by it to any such person in respect thereof.

8.3	Reimbursement by Fiscal Agent

If a Paying Agent other than the Fiscal Agent makes any payment in accordance with Clause 8.1 (Payments by Paying Agents):

8.3.1	it shall notify the Fiscal Agent of the amount so paid by it and the serial number and principal amount of each Note Certificate in relation to which payment of principal or interest was made; and

8.3.2	subject to and to the extent of compliance by the Issuer with Clause 7.1 (Issuer to pay Fiscal Agent) (whether or not at the due time), the Fiscal Agent shall pay to such Paying Agent out of the funds received by it under Clause 7.1 (Issuer to pay Fiscal Agent), by credit transfer in U.S.$ and in immediately available, freely transferable, cleared funds to such account with such bank in New York City as such Paying Agent has by notice to the Fiscal Agent specified for the purpose, an amount equal to the amount so paid by such Paying Agent.

8.4	Appropriation by Fiscal Agent

If the Fiscal Agent makes any payment in accordance with Clause 8.1 (Payments by Paying Agents), it shall be entitled to appropriate for its own account out of the funds received by it under Clause 7.1 (Issuer to pay Fiscal Agent) an amount equal to the amount so paid by it.

8.5	Reimbursement by Issuer

If the Agent pays any amounts to the holders of Note or to any other Paying Agent at a time when it has not received payment in full in respect of the relevant Note (the excess of the amounts so paid over the amounts so received being the "Shortfall"), the Issuer will, in addition to paying amounts due, pay to the Agent on demand interest (at the rate per annum specified by the Paying Agent as reflecting its cost of funds for the time being in relation to the unpaid amount) on the Shortfall (or the unreimbursed portion thereof) until the receipt in full by the Agent of the Shortfall. For the avoidance of doubt, the Agent is not obliged to make any payment on the Note, unless and until it has received the full amount of the payment according to the terms of this Agreement.

8.6	Interest

Interest shall accrue for the purposes of Clause 8.5 (Reimbursement by Issuer) (as well after as before judgment) on the basis of a year of 360 days and the actual number of days elapsed and at the rate per annum which is the aggregate of one per cent. per annum and the rate per annum specified by the Fiscal Agent as reflecting its cost of funds for the time being in relation to the unpaid amount.

8.7	Partial payments

If at any time and for any reason a Paying Agent makes a partial payment in respect of the Global Note Certificate or any Individual Note Certificate presented for payment to it, such Paying Agent shall enface thereon a statement indicating the amount and the date of such payment. In addition, if, on any due date for payment, less than the full amount of any principal or interest is paid in respect of the Notes, the Registrar will note on the Register a memorandum of the amount and date of any payment then made and, if the Global Note Certificate or any Individual Note Certificate is presented for payment in accordance with the Conditions and no payment is then made, the date of presentation of the Global Note Certificate or (as the case may be) such Individual Note Certificate.

9.            MISCELLANEOUS DUTIES OF THE AGENTS

9.1	Records

Each of the Agents shall maintain records of all documents received by it in connection with its duties hereunder and shall make such records available for inspection during normal office hours by the Issuer and the other Agents and, in particular the Registrar shall (a) maintain a record of all Note Certificates delivered hereunder and of their redemption, payment, cancellation, mutilation, defacement, alleged destruction, theft, loss and replacement and (b) make such records available for inspection at all reasonable times by the Issuer and the other Agents, each stock exchange (if any) on which the Note are then listed and each Clearing System.

9.2	The Agents shall make available to the Fiscal Agent and the Registrar such information as is reasonably required for the maintenance of the records referred to in Clause 9.1(Records).

9.3	Cancellation

The Issuer may from time to time deliver to, or to the order of, the Registrar Note Certificates of which it or any of its Subsidiaries is the Holder for cancellation, whereupon the Registrar shall cancel the same and shall make the corresponding entries in the Register.

9.4	Notes in issue

As soon as practicable (and in any event within three months) after the Notes fall due for redemption, the Registrar shall notify the Issuer of the serial numbers and principal amount of any Note Certificates against surrender of which payment has been made and of the serial numbers and principal amount of any Note Certificates (and the names and addresses of the Holders thereof) which have not yet been surrendered for payment.

9.5	Forwarding of communications

Each Agent shall promptly forward to the Issuer a copy of any notice or communication addressed to the Issuer by any Noteholder which is received by such Agent.

9.6	Publication of notices

The Registrar shall upon and in accordance with the instructions of the Issuer received at least 10 days before the proposed publication date, arrange for the publication and delivery of any notice which is to be given to the Holders and shall supply a copy thereof to each other Agent, Euroclear, Clearstream, Luxembourg.

9.7	Documents available for inspection

The Issuer shall provide to each Agent:

9.7.1	conformed copies of this Agreement and the Deed of Covenant;

9.7.2	if the provisions of Condition 6(b) (Redemption for tax reasons) become relevant in relation to the Note, the documents contemplated under Condition 6(b) (Redemption for tax reasons); and

9.7.3	such other documents as may from time to time be required by the SEHK to be made available at the Specified Office of the Agent having its Specified Office.

Each of the Agents shall make available for inspection during normal business hours at its Specified Office the documents referred to above and, upon reasonable request, will allow copies of such documents to be taken.

9.8	Forms of Proxy and Block Voting Instructions

The Registrar shall, at the request of the Holder of any Note, make available uncompleted and unexecuted Forms of Proxy and issue Block Voting Instructions in a form and manner which comply with the provisions of Schedule 4 (Provisions for Meetings of the Noteholders) to this Agreement. The Registrar shall keep a full record of completed and executed Forms of Proxy received by it and will give to the Issuer, not less than 24 hours before the time appointed for any meeting or adjourned meeting, full particulars of duly completed Forms of Proxy received by it and of Block Voting Instructions issued by it in respect of such meeting or adjourned meeting.

9.9	No other regulated activities

Nothing in this Agreement shall require the Agent to carry on an activity of the kind specified by any provision of Part 1 of Schedule 5 of the Securities and Futures Ordinance (Cap. 571) of the Laws of Hong Kong, or to lend money to the Issuer.

9.10	Agent not responsible for Issuer's listing obligations

Nothing in this Agreement shall require the Agent to assume an obligation of the Issuer arising under any provision of the listing, prospectus, disclosure or transparency rules (or equivalent rules of any other applicable competent authority).

9.11	Agent not responsible on Issuer's default

In the case of any default by the Issuer, the Agent shall have no duty or responsibility in the performance of the Issuer's obligations under the Conditions

9.12	Force Majeure

The liability of the Agent under Clause 11.6 (Exclusion of liability) will not extend to any Liabilities arising through any acts, events or circumstances not reasonably within its control, or resulting from the general risks of investment in or the holding of assets in any jurisdiction, including, but not limited to, Liabilities arising from: nationalisation, expropriation or other governmental actions; any law, order or regulation of a governmental, supranational or regulatory body; regulation of the banking or securities industry including changes in market rules or practice, currency restrictions, devaluations or fluctuations; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; and strikes or industrial action.

9.13	No additional liability or expense

The Agent shall not be under any obligation to take any action under this Agreement which it expects will result in any expense or liability accruing to it, the payment of which within a reasonable time is not, in its opinion, assured to it.

9.14	Illegality

In the event that the Agent should be uncertain as to its duties or rights hereunder to comply with any Applicable Law, or the rules, operating procedures or market practice of any relevant stock exchange or other market or clearing system or shall receive instructions, claims or demands from the Issuer, in its opinion, conflict with any of the provisions of this Agreement, it should be entitled to take or refrain from taking any action until it is directed in writing by a final order or judgment of a court of competent jurisdiction.

9.15	Assignment

The Issuer should not be able to assign/transfer unilaterally without the Agent's prior agreement in writing.

9.16	Delegations

The Agent should be permitted to execute any of its powers or perform any of its duties through delegates, agents or attorneys. The Agent should not be liable for the acts of such delegates, agents or attorneys provided that the Agent exercises due care in selecting any such delegate, agent or attorney.

9.17	Instructions in writing

The Agent should not be obliged to act or omit to act in accordance with any instruction, direction or request delivered to it by the Issuer unless such instruction, direction or request is delivered to the Agent in writing.

10.            FEES AND EXPENSES

10.1	Fees

The Issuer shall pay to the Fiscal Agent for the account of the Agents such fees as have been agreed between the Issuer and the Fiscal Agent in respect of the services of the Agents hereunder (plus any applicable value added tax).

10.2	Front-end expenses

The Issuer shall on demand reimburse the Fiscal Agent for all expenses incurred by it in the negotiation, preparation and execution of this Agreement, and shall on demand reimburse each Agent for all expenses (including, without limitation, legal fees and any publication, advertising, communication, courier, postage and other out-of-pocket expenses) properly incurred in connection with its services hereunder (plus any applicable value added tax).

10.3	Taxes

The Issuer shall pay all stamp, registration and other taxes, duties, assessments or government charges (including any interest and penalties thereon or in connection therewith) which are payable upon or in connection with the execution, performance, enforcement and delivery of this Agreement, and the Issuer shall indemnify each Agent on demand against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which it incurs as a result or arising out of or in relation to any failure to pay or delay in paying any of the same or incurred in connection with the Issuer's obligation to withhold or deduct an amount on account of tax. All payments by the Issuer under this Clause 10 (Fees and Expenses) or Clause 11.4 (Indemnity in favour of the Agents) shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by the Cayman Islands, Hong Kong or any political subdivision or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, the Issuer shall pay such additional amounts as will result in the receipt by the relevant Agent of such amounts as would have been received by it if no such withholding or deduction had been required.

10.4	Fees not to be abated

The fees, commissions and expenses payable to the Agent for services rendered and the performance of its obligations under this Agreement shall not be abated by any remuneration or other amounts or profits receivable by the Agent (or to its knowledge by any of its associates) in connection with any transaction effected by the Agent with or for the Issuer.

11.            TERMS OF APPOINTMENT

11.1	Rights and powers

Each Agent shall, in connection with its services hereunder:

11.1.1	except as ordered by a court of competent jurisdiction or otherwise required by law and regardless of any notice of ownership, trust or any other interest therein, any writing on the Note Certificate relating to any Note by any person (other than a duly executed form of transfer), treat the registered Holder of any Note as its absolute owner for all purposes (whether or not it is overdue and notwithstanding any notice of ownership or writing on it or any notice of previous loss or theft of it) and make payments thereon accordingly;

11.1.2	assume that the terms of the Global Note Certificate and each Individual Note Certificate as issued are correct;

11.1.3	be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any telephone, facsimile, e-mail communication, instruction or document which it believes to be genuine and is from a person purporting to be (and whom the Agent believes in good faith to be) the authorised representative of the Issuer, as sufficient instructions and authority of the Issuer for the Agent to act. The Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such communication, instruction or document; and

11.1.4	engage and consult, at the expense of the Issuer, with any lawyers or other experts or other professional advisers selected by it whose advice or services it considers necessary and rely upon any advice so obtained (and such Agent and each of their respective directors, officers, employees and duly appointed agents shall be protected and shall not be liable in respect of any action taken, or permitted or omitted to be taken, or suffered to be taken, in accordance with such advice and in good faith).

11.2	Extent of duties

Each Agent shall only be obliged to perform the duties expressly set out herein and no implied duties or obligations of any kind (including without limitation duties or obligations of a fiduciary or equitable nature) shall be read into this Agreement against the Agent. No Agent shall:

11.2.1	be under any fiduciary duty or other obligation towards or have any relationship of agency or trust (whether express or implied) for or with any person; or

11.2.2	be responsible for or liable in respect of the legality, validity or enforceability of the Note or any Note Certificate or this Agreement or any act or omission of any other person (including, without limitation, any other Agent).

11.3	Freedom to transact

Any of the Agent, its officers, directors and employees may become the owner of, and/or acquire any interest in, any Notes with the same rights that it or he would have had if the Agent were not appointed under this Agreement, and may engage or be interested in any financial or other transaction with the Issuer, and may act on, or as depositary, trustee or agent for, any committee or body of holders of Note or other obligations of the Issuer, as freely as if the Agent were not appointed under this Agreement without regard to the interests of the Issuer and shall be entitled to retain and shall not in any way be liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.

11.4	Indemnity in favour of the Agents

The Issuer hereby unconditionally and irrevocably covenants and undertakes to indemnify and hold harmless each Agent, its directors, officers, employees and agents (each an "indemnified party") in full at all times against any claim, demand, proceeding, action, liability, damages, penalties, cost, loss or expense disbursements, and other liabilities whatsoever (the "Losses"), (including, without limitation, legal fees and any liability or loss howsoever incurred in connection with the Issuer's obligation to withhold or deduct an amount on account of tax or any applicable value added tax) which may be incurred, suffered or brought against such indemnified party as a result or in connection with (a) their appointment or involvement hereunder or the exercise of any of their powers or duties hereunder or the taking of any acts in accordance with the terms of this Agreement or its usual practice; (b) this Agreement and any other Transaction documents, or (c) any instruction or other direction upon which the Agent may rely under this Agreement, as well as the costs and expenses incurred by an indemnified party of defending itself against or investigating any claim or liability with respect of the foregoing provided that this indemnity shall not apply in respect of an indemnified party to the extent but only to the extent that a court of competent jurisdiction determines that any such Losses incurred or suffered by or brought against such indemnified party arises directly from the fraud, wilful default or gross negligence of such indemnified party. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Agent or the termination of this Agreement.

11.5	Consequential damages disclaimer

Notwithstanding any provision of this Agreement to the contrary, the liabilities of the Agents shall be limited to the amount of the Issuer's actual loss which shall be determined as at the date of default of the Agent, or if later, the date on which the loss arises as a result of such default, and the Agents shall not in any event be liable under any circumstances for special, punitive or consequential loss or damage of any kind whatsoever including but not limited to loss of reputation, business, goodwill, opportunity, anticipated savings or profits, whether arising directly or indirectly and whether or not foreseeable, even if the Agents are actually aware of or have been advised of the likelihood of such loss or damage and regardless of whether the claim for loss or damage is made in negligence, for breach of contract or otherwise; the provisions of this Clause shall survive the termination or expiry of this Agreement or the resignation or removal of the Agent.

11.6	Exclusion of liability

The Agent will only be liable to the Issuer for losses, liabilities, costs, expenses and demands arising directly from the performance of its obligations under this Agreement suffered by or occasioned to the Issuer ("Liabilities") to the extent that the Agent has been grossly negligent, fraudulent or in wilful default in respect of its obligations under this Agreement. The Agent shall not otherwise be liable or responsible for any Liabilities or inconvenience which may result from anything done or omitted to be done by it in connection with this Agreement. For the avoidance of doubt the failure of the Agent to make a claim for payment of interest and principal on the Issuer, or to inform any other paying agent or clearing system of a failure on the part of the Issuer to meet any such claim or to make a payment by the stipulated date, shall not be deemed to constitute gross negligence, fraud or wilful default on the part of the Agent.

11.7	Anti-money laundering

The Agent may take and instruct any agent or delegate to take any action which it in its sole discretion considers appropriate so as to comply with any applicable law, regulation, request of a public or regulatory authority or any HSBC Group policy which relates to the prevention of fraud, money laundering, terrorism or other criminal activities or the provision of financial and other services to sanctioned persons or entities. Such action may include but is not limited to the interception and investigation of transactions on the depositor's accounts (particularly those involving the international transfer of funds) including the source of the intended recipient of fund paid into or out of the depositor's accounts. In certain circumstances, such action may delay or prevent the processing of the depositor's instructions, the settlement of transactions over the depositor's accounts or the Agent's performance of its obligations under this Agreement. Where possible, the Agent will endeavour to notify the depositor of the existence of such circumstances. Neither the Agent nor any agent or delegate will be liable for any loss (whether direct or consequential and including, without limitation, loss of profit or interest) caused in whole or in part by any actions which are taken by the Agent or any agent or delegate pursuant to this clause. For the purposes of this Clause and Clause 11.9 (Disclosure of information), the "HSBC Group" means HSBC Holdings plc, its subsidiaries and associated companies."

11.8	Information reporting and sharing

Each party shall, within ten business days of a written request by another party, supply to that other party such forms, documentation and other information relating to it, its operations, or the Notes as that other party reasonably requests for the purposes of that other party's compliance with Applicable Law and shall notify the relevant other party reasonably promptly in the event that it becomes aware that any of the forms, documentation or other information provided by such party is (or becomes) inaccurate in any material respect; provided, however, that no party shall be required to provide any forms, documentation or other information pursuant to this Clause to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to such party and cannot be obtained by such party using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of such party constitute a breach of any: (a) Applicable Law; (b) fiduciary duty; or (c) duty of confidentiality. The Issuer shall promptly provide the Agent with all information that it may reasonably require to perform the services under the Agreement.

11.9	Disclosure of information

11.9.1	The Agent will treat information about the Issuer and the services to be provided under the terms of this Agreement ("Confidential Information") as secret and confidential and will not, without Issuer's prior written consent or authority, disclose to any third party the Confidential Information except in the following circumstances (in which case the Confidential Information may be disclosed to third parties, including Affiliates of the Agent):

(a)	by the Agent, where necessary to perform the Agent's obligations under this Agreement; or

(b)	where the disclosing party is under a legal or regulatory obligation to disclose, where the law permits it to do so or where the disclosing party has been requested to do so by any legal, regulatory, governmental or fiscal body in any jurisdiction.

11.9.2	The Agent may collect, use and disclose personal data about the Issuer (if it is an individual) or individuals associated with the Issuer (whether or not it is an individual), so that the Agent can carry out its obligations to the Issuer and for other related purposes, including auditing, monitoring and analysis of its business, fraud and crime prevention, money laundering, legal and regulatory compliance, and the marketing by the Agent or members of the HSBC Group of other services. The Agent may also transfer the personal data to any country (including countries outside where the Agent provides the services to be provided under the terms of this Agreement where there may be less stringent data protection laws) to process information on the Agent's behalf. Wherever it is processed by the Agent or its agents or delegates within the HSBC Group, the personal data will be protected with security measures and a degree of care to which all members of the HSBC Group and their staff are subject and will only be used in accordance with the Issuer's instructions.

12.            CHANGES IN AGENTS

12.1	Resignation

Any Agent may resign its appointment upon not less than 30 days' notice to the Issuer (with a copy, in the case of an Agent other than the Fiscal Agent, to the Fiscal Agent); provided, however, that:

12.1.1	if such resignation would otherwise take effect less than 30 days before or after the maturity date or other date for redemption of the Notes or any interest payment date in relation to the Notes, it shall not take effect until the thirtieth day following such date; and

12.1.2	in the case of the Registrar, or the Fiscal Agent, such resignation shall not take effect until a successor has been duly appointed consistently with Clause 13.4 (Additional and successor agents) or Clause 12.5 (Agents may appoint successors) and notice of such appointment has been given to the Noteholders.

12.2	Revocation

The Issuer may revoke its appointment of any Agent by not less than 30 days' notice to such Agent (with a copy, in the case of an Agent other than the Fiscal Agent, to the Fiscal Agent; provided, however, that, in the case of the Registrar, or the Fiscal Agent, such revocation shall not take effect until a successor has been duly appointed consistently with Clause 12.4 (Additional and successor agents) or Clause 12.5 (Agents may appoint successors) and notice of such appointment has been given to the Noteholders.

12.3	Automatic termination

The appointment of any Agent shall terminate forthwith if (a) such Agent becomes incapable of acting, (b) a secured party takes possession, or a receiver, manager or other similar officer is appointed, of the whole or any part of the undertaking, assets and revenues of such Agent, (c) such Agent admits in writing its insolvency or inability to pay its debts as they fall due, (d) an administrator or liquidator of such Agent or the whole or any part of the undertaking, assets and revenues of such Agent is appointed (or application for any such appointment is made), (e) such Agent takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its indebtedness, (f) an order is made or an effective resolution is passed for the winding-up of such Agent or (g) any event occurs which has an analogous effect to any of the foregoing. If the appointment of the Registrar or Fiscal Agent is terminated in accordance with the preceding sentence, the Issuer shall forthwith appoint a successor in accordance with Clause 12.4 (Additional and successor agents).

12.4	Additional and successor agents

The Issuer may appoint a successor registrar, or fiscal agent and additional or successor Transfer Agent or paying agents and shall forthwith give notice of any such appointment to the continuing Agents, the Noteholders, whereupon the Issuer, the continuing Agents, and the additional or successor registrar, principal paying agent, transfer agent or paying agent shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement.

12.5	Agents may appoint successors

If the Fiscal Agent gives notice of its resignation in accordance with Clause 12.1 (Resignation) and by the tenth day before the expiry of such notice a successor has not been duly appointed in accordance with Clause 12.4 (Additional and successor agents), the Registrar or (as the case may be) Fiscal Agent may itself, following such consultation with the Issuer as is practicable in the circumstances, appoint as its successor any reputable and experienced financial institution and give notice of such appointment to the Issuer, the remaining Agents and the Noteholders, whereupon the Issuer, the remaining Agents and such successor shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement.

12.6	Release

Upon any resignation or revocation taking effect under Clause 12.1 (Resignation) or 12.2 (Revocation) or any termination taking effect under Clause 12.3 (Automatic termination), the relevant Agent shall:

12.6.1	be released and discharged from its obligations under this Agreement (save that it shall remain entitled to the benefit of and subject to Clause 10.3 (Taxes), Clause 11 (Terms of Appointment) and Clause 12 (Changes in Agents));

12.6.2	in the case of the Registrar, deliver to the Issuer and to its successor a copy, certified as true and up-to-date by an officer or authorised signatory of the Registrar, of the records maintained by it in accordance with Clause 5.1 (Maintenance of the Register); and

12.6.3	forthwith (upon payment to it of any amount due to it in accordance with Clause 10 (Fees and Expenses) or Clause 11.4 (Indemnity in favour of the Agents) transfer all moneys and papers (including any unissued Note Certificates held by it hereunder and any documents held by it pursuant to Clause 9.7 (Documents available for inspection)) to its successor and, upon appropriate notice, provide reasonable assistance to its successor for the discharge of its duties and responsibilities hereunder.

12.7	Merger

Any legal entity into which any Agent is merged or converted or any legal entity with which the Agent may be consolidated or any legal entity resulting from any merger or conversion or consolidation to which such Agent is a party, or any legal entity to which the Agent shall sell or otherwise transfer all or substantially all of its assets shall, on the date when the merger, conversion, consolidation or transfer becomes effective and to the extent permitted by applicable law, become the successor to such Agent without any further formality, whereupon the Issuer, the other Agents and such successor shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement. Notice of any such merger or conversion or consolidation or transfer shall forthwith be given by such successor to the Issuer, the other Agents and the Noteholders.

12.8	Changes in Specified Offices

If any Agent decides to change its Specified Office (which may only be effected within the same city unless the prior written approval of the Issuer has been obtained), it shall give notice to the Issuer (with a copy to the other Agents) of the address of the new Specified Office stating the date on which such change is to take effect, which date shall be not less than 30 days after the date of such notice. The Issuer shall at its own expense not less than 14 days prior to the date on which such change is to take effect (unless the appointment of the relevant Agent is to terminate pursuant to any of the foregoing provisions of this Clause 12 (Changes in Agents) on or prior to the date of such change) give notice thereof to the Noteholders.

13.           NOTICES

13.1	Addresses for notices

All notices and communications hereunder shall be made in writing by letter (with a copy via e-mail) and shall be sent as follows:

13.1.1	if to the Issuer, to it at:

FWD Group Limited

Room 1902

19/F Lee Garden One

33 Hysan Avenue

Causeway Bay

Hong Kong

Attention:	[***]
Email:	[***]

13.1.2	if to an Agent, to it at the address or fax number specified against its name in Schedule 6 (Specified Offices of the Agents) (or, in the case of an Agent not originally a party hereto, specified by notice to the parties hereto at the time of its appointment) for the attention of the person or department specified therein;

or, in any case, to such other address or fax number or for the attention of such other person or department as the addressee has by prior notice to the sender specified for the purpose.

13.2	Effectiveness

Every notice or communication sent in accordance with Clause 13.1 (Addresses for notices) shall be effective, if sent by letter, e-mail or fax, upon receipt by the addressee;

provided, however, that any such notice or communication which would otherwise take effect after 4.00 p.m. on any particular day shall not take effect until 10.00 a.m. on the immediately succeeding business day in the place of the addressee.

13.3	Notices to Holders

13.3.1	Any notice required to be given to Noteholders under this Agreement shall be given in accordance with the Conditions and at the expense of the Issuer; provided, however, that, so long as any Notes are represented by the Global Note Certificate, notices to Noteholders shall be given in accordance with the terms of the Global Note Certificate.

13.4	Notices in English

All notices and other communications hereunder shall be made in the English language or shall be accompanied by a certified English translation thereof. Any certified English translation delivered hereunder shall be certified a true and accurate translation by a professionally qualified translator or by some other person competent to do so.

14.           LAW AND JURISDICTION

14.1	Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

14.2	English courts

The courts of England have exclusive jurisdiction to settle any dispute (a "Dispute"), arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement ) or the consequences of its nullity.

14.3	Appropriate forum

The parties agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

14.4	Rights of the Agents to take proceedings outside England

Clause 14.2 (English courts) is for the benefit of the Agents only. As a result, nothing in this Clause 14 (Law and jurisdiction) prevents the Agents from taking proceedings relating to a Dispute ("Proceedings") in any other courts with jurisdiction. To the extent allowed by law, the Agents may take concurrent Proceedings in any number of jurisdictions.

14.5	Service of process

The Issuer agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered to Law Debenture Corporate Services Limited at Fifth Floor, 100 Wood Street, London EC2V 7EX, United Kingdom, or to such other person with an address in England or Wales and/or at such other address in England or Wales as the Issuer may specify by notice in writing to the Agents. Nothing in this paragraph shall affect the right of any Agent to serve process in any other manner permitted by law. This clause applies to Proceedings in England and to Proceedings elsewhere.

15.	RIGHTS OF THIRD PARTIES

A person who is not a party to this Agreement shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

16.	MODIFICATION

This Agreement may be amended by further agreement among the parties hereto and without the consent of the Noteholders.

17.           COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. Any party may enter into this Agreement by signing any such counterpart.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

SCHEDULE 1

FORM OF GLOBAL NOTE CERTIFICATE

THE NOTES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY SECURITIES LAW OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THE NOTES REPRESENTED HEREBY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THE NOTES REPRESENTED HEREBY MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS.

ISIN: XS2022434364

FWD GROUP LIMITED

(incorporated with limited liability under

the laws of the Cayman Islands)

U.S.$550,000,000 5.75 per cent. Subordinated Notes due 2024

GLOBAL CERTIFICATE

1.	Introduction: This Global Certificate is issued in respect of the U.S.$550,000,000 5.75 per cent. subordinated notes due 2024 (the "Notes") of FWD Group Limited (the "Issuer"). The Notes are constituted by a deed of covenant dated 9 July 2019 (as amended or supplemented from time to time, the "Deed of Covenant") entered into by the Issuer and are the subject of an agency agreement dated 9 July 2019 (as amended or supplemented from time to time, the "Agency Agreement") and made between the Issuer, The Hongkong and Shanghai Banking Corporation Limited as registrar (the "Registrar", which expression includes any successor registrar appointed from time to time in connection with the Notes), The Hongkong and Shanghai Banking Corporation Limited as fiscal agent and the other paying agents and the transfer agent named therein.

2.	References to Conditions: Any reference herein to the "Conditions" is to the terms and conditions of the Notes attached hereto and any reference to a numbered "Condition" is to the correspondingly numbered provision thereof.

3.	Registered holder:

This is to certify that:

HSBC NOMINEES (HONG KONG) LIMITED

is the person registered in the register maintained by the Registrar in relation to the Notes (the "Register") as the duly registered holder (the "Holder") of

U.S.$550,000,000

(FIVE HUNDRED AND FIFTY MILLION UNITED STATES DOLLARS)

in aggregate principal amount of Notes or such other principal amount as may from time to time be entered in the Register in accordance with the Agency Agreement and this Global Note Certificate.

4.	Promise to pay: The Issuer, for value received, hereby promises to pay such principal sum to the Holder on 9 July 2024 or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions and to pay such principal amount in the circumstances set out in Condition 6(b) (Redemption and Purchase – Redemption for tax reasons), Condition 6(c) (Redemption and Purchase – Redemption upon a Change of Control) and Condition 6(d) (Redemption and Purchase – Redemption upon an initial public offering).

5.	Exchange for Individual Note Certificates: This Global Note Certificate will be exchanged in whole (but not in part) for duly authenticated and completed individual note certificates ("Individual Note Certificates") in substantially the form (subject to completion) set out in Schedule 2 (Form of Individual Note Certificate) to the Agency Agreement if any of the following events occurs:

(a)	Euroclear Bank SA/NV ("Euroclear") or Clearstream Banking S.A. ("Clearstream, Luxembourg") is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business; or

(b)	any of the circumstances described in Condition 9 (Events of Default) occurs. Such exchange shall be effected in accordance with paragraph 7 (Delivery of Individual Note Certificates) below. The Issuer shall notify the Holder of the occurrence of any of the events specified in (a) and (b) as soon as practicable thereafter.

6.	Failure to deliver Individual Note Certificates or to pay: If

(a)	Individual Note Certificates have not been issued and delivered by 5:00 p.m. (London time) on the thirtieth day after the date on which the same are due to be issued and delivered in accordance with paragraph 7 (Delivery of Individual Note Certificates) below; or

(b)	any of the Notes evidenced by this Global Note Certificate has become due and payable in accordance with the Conditions or the date for final redemption of the Notes has occurred and, in either case, payment in full of the amount of principal falling due with all accrued interest thereon has not been made to the Holder on the due date for payment in accordance with the terms of this Global Note Certificate, then, at 5:00 p.m. (London time) on such thirtieth day (in the case of paragraph (a) above) or at 5:00 p.m. (London time) on such due date (in each case of paragraph (b) above) (in each case, the "Determination Date") the Accountholder shall acquire Direct Rights in accordance with the Deed of Covenant, without prejudice to the rights which the Holder may have hereunder and under the Deed of Covenant.

Terms defined in the Deed of Covenant shall have the same meanings when used in this paragraph 6.

7.	Delivery of Individual Note Certificates: Whenever this Global Note Certificate is to be exchanged for Individual Note Certificates, such Individual Note Certificates shall be issued in an aggregate principal amount equal to the principal amount of this Global Note Certificate within five business days of the delivery, by or on behalf of the Holder, Euroclear and/or Clearstream, Luxembourg, to the Registrar of such information as is required to complete and deliver such Individual Note Certificates (including, without limitation, the names and addresses of the persons in whose names the Individual Note Certificates are to be registered and the principal amount of each such person's holding) against the surrender of this Global Note Certificate at the Specified Office (as defined in the Conditions) of the Registrar. Such exchange shall be effected in accordance with the provisions of the Agency Agreement and the regulations concerning the transfer and registration of Notes scheduled thereto and, in particular, shall be effected without charge to any Holder, but against such indemnity as the Registrar may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such exchange. In this paragraph, "business day" means a day on which commercial banks are open for business (including dealings in foreign currencies) in the city in which the Registrar has its Specified Office.

8.	Payment Conditions:

(a)	Payment Business Day: In relation to payments made in respect of this Global Note Certificate, so long as this Global Note Certificate is held on behalf of Euroclear or Clearstream, Luxembourg or any other clearing system, the definition for "business day" in Condition 6(d) (Payments on business days) shall be amended and shall be any day which is a day on which banks are open for general business (including dealings in foreign currencies) in New York City and Hong Kong.

(b)	Payment Record Date: Each payment made in respect of this Global Note Certificate will be made to the person shown as the Holder in the Register at the close of business (in the relevant clearing system) on the Clearing System Business Day before the due date for such payment (the "Record Date") where "Clearing System Business Day" means a day on which each clearing system for which this Global Note Certificate is being held is open for business.

9.	Conditions apply: Save as otherwise provided herein, the Holder of this Global Note Certificate shall have the benefit of, and be subject to, the Conditions and, for the purposes of this Global Note Certificate, any reference in the Conditions to "Certificate" or "Certificates" shall, except where the context otherwise requires, be construed so as to include this Global Note Certificate.

10.	Notices: Notwithstanding Condition 15 (Notices), so long as this Global Note Certificate is held on behalf of Euroclear, Clearstream, Luxembourg or any other clearing system (an "Alternative Clearing System"), notices to Holders of Notes represented by this Global Note Certificate may be given by delivery of the relevant notice to Euroclear, Clearstream, Luxembourg or (as the case may be) such Alternative Clearing System.

11.	Determination of entitlement: This Global Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Global Note Certificate.

12.	Authentication: This Global Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of The Hongkong and Shanghai Banking Corporation Limited as registrar.

13.	Governing law: This Global Note Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

AS WITNESS the manual or facsimile signature of a duly authorised person for and on behalf of the Issuer.

FWD GROUP LIMITED

By:
(duly authorised)

ISSUED on the issue date

AUTHENTICATED for and on behalf of

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

as registrar without recourse, warranty

or liability

By:
(duly authorised)

FORM OF TRANSFER

FOR VALUE RECEIVED ________________________________________, being the registered holder of this          Global          Note          Certificate,          hereby          transfers to ________________________________________________________________________________________________of _______________________ _________________________________________________________________________________________________________________________ _________________________________________________________________________________________________________________________ ________________________________________ _______________________________________________________, U.S. dollars________________ in principal amount of the U.S.$550,000,000 5.75 per cent. subordinated notes due 2024 (the "Notes") of FWD Group Limited (the "Issuer") and irrevocably requests and authorises The Hongkong and Shanghai Banking Corporation Limited, in its capacity as registrar in relation to the Notes (or any successor to The Hongkong and Shanghai Banking Corporation Limited, in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:

By:
(duly authorised)

Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Global Note Certificate.

(a)	A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(b)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(c)	Any transfer of Notes shall be in an amount equal to U.S.$200,000 or an integral multiple of U.S.$1,000 in excess thereof.

[Attached to the Global Note Certificate:]

[Terms and Conditions as set out in Schedule 3 of the Agency Agreement]

[At the foot of the Terms and Conditions:]

FISCAL AGENT, PAYING AND TRANSFER AGENT AND REGISTRAR

The Hongkong and Shanghai Banking Corporation Limited

30th Floor, HSBC Main Building

1 Queen's Road Central

Hong Kong

SCHEDULE 2

FORM OF INDIVIDUAL NOTE CERTIFICATE

[THE NOTES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY SECURITIES LAW OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THE NOTES REPRESENTED HEREBY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THE NOTES REPRESENTED HEREBY MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS.]

Serial Number: ............

FWD GROUP LIMITED

(incorporated with limited liability under

the laws of the Cayman Islands)

U.S.$550,000,000 5.75 per cent. Subordinated Notes due 2024

This Certificate is issued in respect of the U.S.$550,000,000 5.75 per cent. subordinated notes due 2024 (the "Notes") of FWD Group Limited (the "Issuer"). The Notes are constituted by a deed of covenant dated 9 July 2019 and are the subject of an agency agreement (as amended or supplemented from time to time, the "Agency Agreement") dated 9 July 2019 and made between the Issuer, The Hongkong and Shanghai Banking Corporation Limited as registrar (the "Registrar", which expression includes any successor registrar appointed from time to time in connection with the Notes), The Hongkong and Shanghai Banking Corporation Limited as fiscal agent and the other paying agents and the transfer agent named therein.

Any reference herein to the "Conditions" is to the terms and conditions of the Notes endorsed hereon and any reference to a numbered "Condition" is to the correspondingly numbered provision thereof.

This is to certify that:

______________________________________

of ____________________________________

______________________________________

is the person registered in the register maintained by the Registrar in relation to the Notes (the "Register") as the duly registered holder or, if more than one person is so registered, the first-named of such persons (the "Holder") of:

U.S.$[•]

(U.S.$............................................................................... UNITED STATES DOLLARS)

in aggregate principal amount of the Notes.

The Issuer, for value received, hereby promises to pay such principal sum to the Holder on 9 July 2024, or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions and to pay such principal amount in the circumstances set out in Condition 6(b) (Redemption and Purchase – Redemption for tax reasons), Condition 6(c) (Redemption and Purchase – Redemption upon a Change of Control) and Condition 6(d) (Redemption and Purchase – Redemption upon initial public offering).

This Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Note Certificate.

This Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of The Hongkong and Shanghai Banking Corporation Limited as registrar.

AS WITNESS the manual or facsimile signature of a duly authorised person for and on behalf of the Issuer.

FWD GROUP LIMITED

By:
[manual or facsimile signature] (duly authorised)

ISSUED as of [issue date]

AUTHENTICATED for and on behalf of

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

as registrar without recourse, warranty

or liability

By:
[manual signature] (duly authorised)

FORM OF TRANSFER

FOR VALUE RECEIVED ________________________________________, being the registered holder of this          Note          Certificate,          hereby          transfers to ________________________________________________________________________________________________of _______________________ _________________________________________________________________________________________________________________________ _________________________________________________________________________________________________________________________ ________________________________________ _______________________________________________________, U.S. dollars________________ in principal amount of the U.S.$550,00,000 5.75 per cent. subordinated notes due 2024 (the "Notes") of FWD Group Limited (the "Issuer") and irrevocably requests and authorises The Hongkong and Shanghai Banking Corporation Limited, in its capacity as registrar in relation to the Notes (or any successor to The Hongkong and Shanghai Banking Corporation Limited, in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:

By:
(duly authorised)

Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Notes Certificate.

(a)	A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(b)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(c)	Any transfer of Notes shall be in an amount equal to U.S.$200,000 or any integral multiple of U.S.$1,000 in excess thereof.

[Attached to each Note Certificate:]

[Terms and Conditions as set out in Schedule 3 of the Agency Agreement]

[At the foot of the Terms and Conditions:]

FISCAL AGENT, PAYING AND TRANSFER AGENT AND REGISTRAR

The Hongkong and Shanghai Banking Corporation Limited

30th Floor, HSBC Main Building

1 Queen's Road Central

Hong Kong

SCHEDULE 3

TERMS AND CONDITIONS OF THE NOTES

The following other than the words in italics is the text of the terms and conditions of the Notes which will appear on the reverse of each of the definitive certificates evidencing the Notes.

The U.S.$550,000,000 5.75 per cent. subordinated notes due 2024 (the "Notes", which expression includes any further notes issued pursuant to Condition 14 (Further issues) and forming a single series therewith) of FWD Group Limited (the "Issuer") are constituted by a deed of covenant dated 9 July 2019 (as amended or supplemented from time to time, the "Deed of Covenant") entered into by the Issuer and are the subject of a fiscal agency agreement dated 9 July 2019 (as amended or supplemented from time to time, the "Agency Agreement") between the Issuer, The Hongkong and Shanghai Banking Corporation Limited as registrar (the "Registrar", which expression includes any successor registrar appointed from time to time in connection with the Notes), The Hongkong and Shanghai Banking Corporation Limited as fiscal agent (the "Fiscal Agent", which expression includes any successor fiscal agent appointed from time to time in connection with the Notes), the transfer agent named therein (the "Transfer Agent", which expression includes any successor or additional transfer agent appointed from time to time in connection with the Notes), the paying agents named therein (together with the Fiscal Agent, the "Paying Agents", which expression includes any successor or additional paying agents appointed from time to time in connection with the Notes) and The Hongkong and Shanghai Banking Corporation Limited as calculation agent (the "Calculation Agent", which expression includes any successor or additional calculation agents appointed from time to time in connection with the Notes). References herein to the "Agents" are to the Registrar, the Fiscal Agent, the Transfer Agent, the Paying Agents and the Calculation Agent and any reference to an "Agent" is to any one of them. Certain provisions of these terms and conditions (the "Terms and Conditions") are summaries of the Agency Agreement and the Deed of Covenant and subject to their detailed provisions. The Holders (as defined in Condition 3(a) (Register, Title and Transfers—Register)) are bound by, and are deemed to have notice of, all the provisions of the Agency Agreement and the Deed of Covenant applicable to them. Copies of the Agency Agreement and the Deed of Covenant are available for inspection by Holders with prior written notice during normal business hours at the principal office for the time being of the Fiscal Agent, being at the date hereof 30th Floor, HSBC Building, 1 Queen's Road Central, Hong Kong and at the Specified Offices (as defined in the Agency Agreement) of each of the Agents, the initial Specified Offices of which are set out below.

1.	Form and Denomination

The Notes are in registered form in the denomination of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof (each, an "Authorised Denomination").

2.	Status and Subordination of the Notes

(a)	Status of the Notes: The Notes constitute direct, unsecured and subordinated obligations of the Issuer which rank pari passu and without any preference or priority of payment among themselves and with any instrument or security (including preference shares) issued, entered into or guaranteed by the Issuer which ranks or is expressed to rank, by its terms or by operation of law, pari passu with the Notes including, but not limited to, the preference shares of US$0.01 each issued on 10 December 2013 and the preference shares of US$0.01 each issued on 19 August 2015 of the Issuer ("Parity Obligations"). The rights and claims of the Holders in respect of the Notes are subordinated as provided in this Condition 2.

(b)	Ranking of claims in respect of the Notes: In the event of a final and effective order or resolution by a competent authority in the jurisdiction of the Issuer for the winding up, liquidation or similar proceedings in respect of the Issuer (a "Winding-Up"), the rights and claims of the Holders in respect of the Notes shall rank ahead of those persons whose claims are in respect of any of the ordinary shares of the Issuer or any other securities ranking pari passu therewith ("Junior Obligations") of the Issuer, but shall be subordinated in right of payment to the claims of all other present and future senior and subordinated creditors of the Issuer, other than the claims of holders of Parity Obligations of the Issuer.

(c)	Set-off-Notes: Subject to applicable laws, no Holder may exercise, claim or plead any right of set-off, deduction, withholding or retention in respect of any amount owed to it by the Issuer in respect of, or arising under or in connection with the Notes, and each Holder shall, by virtue of his holding of any Notes, be deemed to have waived all such rights of set-off, deduction, withholding or retention against the Issuer. Notwithstanding the preceding sentence, if any of the amounts owing to any Holder by the Issuer in respect of, or arising under or in connection with the Notes is discharged by set-off, such Holder shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to the Issuer (or, in the event of its Winding-Up or administration, the liquidator or, as appropriate, administrator of the Issuer) and, until such time as payment is made, shall hold such amount in trust for the Issuer (or the liquidator or, as appropriate, administrator of the Issuer) and accordingly any such discharge shall be deemed not to have taken place.

3.	Register, Title and Transfers

(a)	Register: The Registrar will maintain a register (the "Register") in respect of the Notes outside the United Kingdom in accordance with the provisions of the Fiscal Agency Agreement. In these Conditions, the "Holder" of a Note means the person in whose name such Note is for the time being registered in the Register (or, in the case of a joint holding, the first named thereof) and "Noteholder" shall be construed accordingly. A certificate (each, a "Note Certificate") will be issued to each Noteholder in respect of its registered holding. Each Note Certificate will be numbered serially with an identifying number which will be recorded in the Register.

Upon issue, the Notes will be represented by a Global Note Certificate registered in the name of, and deposited with, a nominee of a common depositary for Euroclear and Clearstream. The Terms and Conditions are modified by certain provisions contained in the Global Note Certificate. See "The Global Note Certificate".

(b)	Title: The Holder of each Note shall (except as otherwise required by law) be treated as the absolute owner of such Note for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing on the Note Certificate relating thereto (other than the endorsed form of transfer) or any notice of any previous loss or theft of such Note Certificate) and no person shall be liable for so treating such Holder. No person shall have any right to enforce any term or condition of the Notes under the Contracts (Rights of Third Parties) Act 1999.

(c)	Transfers: Subject to paragraphs (f) (Closed periods) and (g) (Regulations concerning transfers and registration) below, a Note may be transferred upon surrender of the relevant Note Certificate, with the endorsed form of transfer duly completed and signed by the Noteholder or his attorney duly authorised in writing, at the Specified Office of the Registrar or any Transfer Agent, together with such evidence as the Registrar or (as the case may be) such Transfer Agent may reasonably require to prove the title of the transferor and the authority of the individuals who have executed the form of transfer; provided, however, that a Note may not be transferred unless the principal amount of Notes transferred and (where not all of the Notes held by a Holder are being transferred) the principal amount of the balance of Notes not transferred are Authorised Denominations. Where not all the Notes represented by the surrendered Note Certificate are the subject of the transfer, a new Note Certificate in respect of the balance of the Notes will be issued to the transferor. No transfer of title to a Note will be valid unless and until entered on the Register.

Transfers of interests in the Notes evidenced by the Global Note Certificate will be effected in accordance with the rules of the relevant clearing systems.

(d)	Registration and delivery of Note Certificates: Within five business days of the surrender of a Note Certificate in accordance with paragraph (c) (Transfers) above, the Registrar will register the transfer in question and deliver a new Note Certificate of a like principal amount to the Notes transferred to each relevant Holder at its Specified Office or (as the case may be) the Specified Office of any Transfer Agent or (at the request and risk of any such relevant Holder) by uninsured first class mail (airmail if overseas) to the address specified for the purpose by such relevant Holder. In this paragraph, "business day" means a day on which commercial banks are open for general business (including dealings in foreign currencies) in the city where the Registrar or (as the case may be) the relevant Transfer Agent has its Specified Office.

Except in the limited circumstances described herein (see "The Global Note Certificate"), owners of interests in the Notes will not be entitled to receive physical delivery of Note Certificates.

(e)	No charge: The transfer of a Note will be effected without charge by or on behalf of the Issuer, the Registrar or any Transfer Agent but against such indemnity as the Registrar (or as the case may be) such Transfer Agent may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such transfer.

(f)	Closed periods: Noteholders may not require transfers of a Note to be registered:

(i)	during the period of 15 calendar days ending on the due date for any payment of principal or interest in respect of the Notes; and

(ii)	during the period of 15 calendar days ending on any date on which Notes may be called for redemption by the Issuer at its option pursuant to Condition 6(b) (Redemption for tax reasons), Condition 6(c) (Redemption upon Change of Control) or Condition 6(d) (Redemption upon an initial public offering).

(g)	Regulations concerning transfers and registration: All transfers of Notes and entries on the Register are subject to the detailed regulations concerning the transfer of Notes scheduled to the Fiscal Agency Agreement. The regulations may be changed by the Issuer with the prior written approval of the Fiscal Agent and the Registrar. A copy of the current regulations will be mailed (free of charge to the Holder and at the Issuer's expense) by the Registrar to any Noteholder who requests in writing a copy of such regulations.

4.	Information Undertaking

So long as any Note remains outstanding, the Issuer shall upload to its public website and provide to the Fiscal Agent to make available to the Holders (A) its audited annual consolidated financial statements within forty five (45) days of the date on which the board of directors of the Issuer approves the financial statements for the end of the fiscal year to which they relate; and (B) its unaudited semi-annual consolidated financial statements within forty five (45) days of the date on which the board of directors of the Issuer approves the unaudited semi-annual consolidated financial statements from the end of the fiscal period to which they relate.

5.	Interest

(a)	Rate of Interest: The Notes bear interest from 9 July 2019 (the "Issue Date") at the rate of 5.75 per cent. per annum, (the "Rate of Interest") payable semi-annually in arrear on 9 January and 9 July in each year (each, an "Interest Payment Date"), subject as provided in Condition 7 (Payments).

Each Note will cease to bear interest from the due date for redemption unless, upon due presentation, payment of principal is improperly withheld or refused, in which case it will continue to bear interest at such rate (both before and after judgement) until whichever is the earlier of (a) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Noteholder and (b) the day which is seven days after the Fiscal Agent has notified the Noteholders that it has received all sums due in respect of the Notes up to such seventh day (except to the extent that there is any subsequent default in payment to the relevant Noteholder under these Conditions).

The amount of interest payable on each Interest Payment Date shall be U.S.$5750 in respect of each Note of U.S.$200,000 denomination and U.S.$28.75 in respect of each Note of U.S.$1,000 denomination. If interest is required to be paid in respect of a Note on any other date, it shall be calculated by applying the Rate of Interest to the Calculation Amount, multiplying the product by the relevant Day Count Fraction, rounding the resulting figure to the nearest cent (half a cent being rounded upwards) and multiplying such rounded figure by a fraction equal to the Authorised Denomination of such Note divided by the Calculation Amount, where:

"Calculation Amount" means U.S.$1,000; and

"Day Count Fraction" means, in respect of any period, the number of days in the relevant period divided by 360 calculated on a formula basis as follows:

Day Count Fraction =	[360 × (Y2 - Y1)] + [30 × (M2 - M1)] + (D2 - D1)
360

where:

"Y1" is the year, expressed as a number, in which the first day of the Calculation Period falls;

"Y2" is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

"M1" is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;

"M2" is the calendar month, expressed as number, in which the day immediately following the last day included in the Calculation Period falls;

"D1" is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and

"D2" is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30".

(b)	Increase in Rate of Interest following a Change of Control: Upon the occurrence of a Change of Control (as defined in Condition 6(c) (Redemption—Redemption upon a Change of Control)), unless an irrevocable notice to redeem the Notes has been given to Holders by the Issuer pursuant to Condition 6(c) (Redemption—Redemption upon a Change of Control) by the 30th day following the occurrence of the Change of Control, the Rate of Interest will increase to the aggregate of 5.00 per cent. per annum and the Rate of Interest, with effect from (i) the next Interest Payment Date; or (ii) if the date on which a Change of Control occurs is prior to the most recent preceding Interest Payment Date, such Interest Payment Date.

6.	Redemption and Purchase

(a)	Scheduled redemption: Unless previously redeemed, or purchased and cancelled in accordance with the Conditions, the Notes will be redeemed at their principal amount on 9 July 2024 (the "Maturity Date"), subject as provided in Condition 7 (Payments).

(b)	Redemption for tax reasons: The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days' notice to the Noteholders (which notice shall be irrevocable), the Registrar and the Fiscal Agent at their principal amount, together with interest accrued to the date fixed for redemption, if:

(i)	the Issuer has or will become obliged to pay additional amounts as provided or referred to in Condition 8 (Taxation) as a result of any change in, or amendment to, the laws or regulations of the Cayman Islands, Hong Kong or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations (including a holding by a court of competent jurisdiction), which change or amendment becomes effective on or after 4 July 2019; and

(ii)	such obligation cannot be avoided by the Issuer taking reasonable measures available to it;

provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts if a payment in respect of the Notes were then due.

Prior to the publication of any notice of redemption pursuant to this paragraph, the Issuer shall deliver or procure that there is delivered to the Fiscal Agent:

(i)	a certificate signed by two directors of the Issuer stating that the circumstances referred to in (b)(i) and (b)(ii) above prevail and setting out the details of such circumstances (a "Certificate"); and

(ii)	an opinion of independent legal advisers of recognised standing to the effect that the Issuer has or will become obliged to pay such additional amounts as a result of such change or amendment, provided that the Fiscal Agent may accept such certificate or opinion without further investigation or enquiry.

Upon the expiry of any such notice as is referred to in this Condition 6(b), the Issuer shall be bound to redeem the Notes in accordance with this Condition 6(b).

(c)	Redemption upon Change of Control: The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days' notice to the Holders (which notice shall be irrevocable), the Registrar and the Fiscal Agent upon the occurrence of a Change of Control at 101 per cent. of the outstanding principal amount of the Notes, together with any interest accrued but unpaid to the date fixed for redemption.

In this Condition 6(c) (Redemption upon Change of Control):

"Affiliate" means (i) Richard Li and all entities and persons that are subject to the Control of Richard Li and (ii) any publicly traded company (or any of its subsidiaries) where Richard Li is either (a) the chairman of such publicly traded company or (b) directly or indirectly (whether through beneficial ownership, trusts with which he is connected to or otherwise) the largest effective voting interest holder in such publicly traded company.

a "Change of Control" occurs when:

(a)            Mr. Richard Li or any Affiliate ceases to Control the Issuer;

(b)	any Person or Persons, other than Mr. Richard Li or any Affiliate, acting together acquires Control of the Issuer; or

(c)	the Issuer consolidates with or merges into or sells or transfers all or substantially all of its assets to any other Person, unless the consolidation, merger, sale or transfer will not result in the other Person or Persons acquiring Control over the Issuer or the successor entity; and

"Control" means the acquisition or control of more than 50 per cent, of the voting rights of the issued share capital of the Issuer or the right to appoint and/or remove all or the majority of the members of the Issuer's board of directors or other governing body, whether held or obtained directly or indirectly, and whether held or obtained by ownership of share capital, the possession of voting rights, contract or otherwise and the terms "Controlling" and "Controlled" shall have meanings correlative to the foregoing.

(d)	Redemption upon an initial public offering: The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days' notice to the Holders (which notice shall be irrevocable), the Registrar and the Fiscal Agent, at 101 per cent. of the outstanding principal amount of the Notes, together with any interest accrued but unpaid to the date fixed for redemption, if an Initial Public Offering has occurred.

In this Condition 6(d) (Redemption upon an initial public offering):

"Initial Public Offering" means the first offering and listing of shares of a holding company of the Issuer, that complies with the rules of The Stock Exchange of Hong Kong Limited or any other internationally recognised stock exchange, provided that such offer of securities is for subscription or sale exclusively for cash, accompanied (or preceded) by the grant of listing of, and permission to deal, in such shares by The Stock Exchange of Hong Kong Limited or any other internationally recognised stock exchange.

(e)	Notice of Redemption: All Notes in respect of which any notice of redemption is given under this Condition 6 (Redemption and Purchase) shall be redeemed on the date specified in such notice in accordance with this Condition 6 (Redemption and Purchase). If there is more than one notice of redemption given in respect of any Note (which shall include any notice given by the Issuer pursuant to Condition 6(b) (Redemption for tax reasons), Condition 6(c) (Redemption upon Change of Control) or Condition 6(d) (Redemption upon an initial public offering), the notice given first in time shall prevail and in the event of two notices being given on the same date, the first to be given.

(f)	No other redemption: The Issuer shall not be entitled to redeem the Notes otherwise than as provided in paragraphs (a) (Scheduled redemption) to (d) (Redemption upon an initial public offering) above.

(g)	Purchase: The Issuer or any of its Subsidiaries may at any time purchase Notes in the open market or otherwise and at any price.

(h)	Cancellation: All Notes so redeemed or purchased by the Issuer or any of its Subsidiaries shall be cancelled and may not be reissued or resold.

7.	Payments

(a)	Principal: Payments of principal shall be made in U.S. dollars by U.S. dollar cheque drawn on, or, upon application by a Holder of a Note to the Specified Office of the Fiscal Agent not later than the fifteenth day before the due date for any such payment, by transfer to a U.S. dollar account (in the case of redemption) upon surrender (or, in the case of part payment only, endorsement) of the relevant Note Certificates at the Specified Office of any Paying Agent.

(b)	Interest: Payments of interest shall be made in U.S. dollars by U.S. dollar cheque drawn on, or upon application by a Holder of a Note to the Specified Office of the Fiscal Agent not later than the fifteenth day before the due date for any such payment, by transfer to a U.S. dollar account (in the case of interest payable on redemption) upon surrender (or, in the case of part payment only, endorsement) of the relevant Note Certificates at the Specified Office of any Paying Agent.

(c)	Payments subject to fiscal laws: All payments in respect of the Notes are subject in all cases to (i) any applicable fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 8 (Taxation) and (ii) any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986 (the "Code") or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or (without prejudice to the provisions of Condition 8 (Taxation)) any law implementing an intergovernmental approach thereto. No commissions or expenses shall be charged to the Holders in respect of such payments.

(d)	Payments on business days: Where payment is to be made by transfer to a U.S. dollar account, payment instructions (for value the due date, or, if the due date is not a business day, for value the next succeeding business day) will be initiated and, where payment is to be made by U.S. dollar cheque, the cheque will be mailed (at the risk and, if mailed at the request of the Noteholder otherwise than by ordinary mail, expense of the Noteholder) (i) (in the case of payments of principal and interest payable on redemption) on the later of the due date for payment and the day on which the relevant Note Certificate is surrendered (or, in the case of part payment only, endorsed) at the Specified Office of a Paying Agent and (ii) (in the case of payments of interest payable other than on redemption) on the due date for payment. A Holder of a Note shall not be entitled to any interest or other payment in respect of any delay in payment resulting from (A) the due date for a payment not being a business day or (B) a cheque mailed in accordance with this Condition 7 (Payments) arriving after the due date for payment or being lost in the mail. In this paragraph, "business day" means any day on which banks are open for general business (including dealings in foreign currencies) in New York City and Hong Kong and, in the case of surrender (or, in the case of part payment only, endorsement) of a Note Certificate, in the place in which the Note Certificate is surrendered (or, as the case may be, endorsed).

(e)	Partial payments: If a Paying Agent makes a partial payment in respect of any Note, the Issuer shall procure that the amount and date of such payment are noted on the Register and, in the case of partial payment upon presentation of a Note Certificate, that a statement indicating the amount and the date of such payment is endorsed on the relevant Note Certificate.

(f)	Record date: Each payment in respect of a Note will be made to the person shown as the Holder in the Register at the opening of business in the place of the Registrar's Specified Office on the fifteenth day before the due date for such payment (the "Record Date"). Where payment in respect of a Note is to be made by cheque, the cheque will be mailed (at the risk and, if mailed at the request of the Noteholder otherwise than by ordinary mail, at the expense of such Noteholder) to the address shown as the address of the Holder in the Register at the opening of business on the relevant Record Date.

So long as the Notes are represented by the Global Note Certificate, each payment will be made to, or to the order of, the person whose name is entered on the Register at the close of business on the Clearing System Business Day immediately prior to the date of payment, where "Clearing System Business Day" means a weekday (Monday to Friday, inclusive) except 25 December and 1 January.

8.	Taxation

All payments of principal and interest in respect of the Notes by or on behalf of the Issuer shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of the Cayman Islands, Hong Kong or any political subdivision thereof or any authority therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is as required by law. In that event the Issuer shall pay such additional amounts as will result in receipt by the Holders of such amounts after such withholding or deduction as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable in respect of any Note:

(i)	held by a Holder which is liable to such taxes, duties, assessments or governmental charges in respect of such Note by reason of its having some connection with the jurisdiction by which such taxes, duties, assessments or charges have been imposed, levied, collected, withheld or assessed other than the mere holding of the Note; or

(ii)	where (in the case of a payment of principal or interest on redemption) the relevant Note Certificate is surrendered for payment more than 30 days after the Relevant Date except to the extent that the relevant Holder would have been entitled to such additional amounts if it had surrendered the relevant Note Certificate on the last day of such period of 30 days.

In these Conditions, "Relevant Date" means whichever is the later of (1) the date on which the payment in question first becomes due and (2) if the full amount payable has not been received in New York City by the Fiscal Agent on or prior to such due date, the date on which (the full amount having been so received) notice to that effect has been given to the Holders.

Any reference in these Conditions to principal or interest shall be deemed to include any additional amounts in respect of principal or interest (as the case may be) which may be payable under Condition 8 (Taxation).

If the Issuer becomes subject at any time to any taxing jurisdiction other than the Cayman Islands of Hong Kong, references in these Conditions to the Cayman Islands or Hong Kong shall be construed as references to the Cayman Islands or Hong Kong and/or such other jurisdiction.

The Agents shall not be responsible for paying any tax, duty, charges, withholding or other payment referred to in Condition 8 or for determining whether such amounts are payable or the amount thereof, and none of them shall be responsible or liable for any failure by the Issuer, any Holder or any third party (i) to pay such tax, duty, charges, withholding or other payment in any jurisdiction or (ii) to provide any notice or information to the Agents that would permit, enable or facilitate the payment of any principal, premium (if any), interest or other amount under or in respect of the Notes without deduction or withholding for or on account of any tax, duty, charge, withholding or other payment imposed by or in any jurisdiction.

9.	Events of Default

If any of the following events occurs and is continuing:

(a)	Non-payment of principal: the Issuer fails to pay principal of any Note within five business days after the due date for such payment; or

(b)	Non-payment of interest: the Issuer fails to pay interest on any Note within 30 days after the due date for such payment; or

(c)	Breach of other obligations: the Issuer defaults in the performance or observance of any of its other obligations under or in respect of the Notes or the Deed of Covenant and such default remains unremedied for 60 days after written notice thereof, addressed to the Issuer by any Noteholder, has been delivered to the Issuer or to the Specified Office of the Fiscal Agent; or

(d)	Cross-acceleration of Issuer or Subsidiary:

(i)	any Indebtedness of the Issuer, or any of its Subsidiaries is not paid when due or (as the case may be) within any originally applicable grace period;

(ii)	any such Indebtedness becomes due and payable prior to its stated maturity (as extended by an applicable grace period) otherwise than at the option of the Issuer, or (as the case may be) the relevant Subsidiary or (provided that no event of default, howsoever described, has occurred) any person entitled to such Indebtedness; or

(iii)	the Issuer or any of its Subsidiaries fails to pay when due or (as the case may be) within any applicable grace period any amount payable by it under any Guarantee of any Indebtedness,

provided that the amount of indebtedness referred to in sub-paragraph (i) and/or sub-paragraph (ii) above and/or the amount payable under any Guarantee referred to in sub- paragraph (iii) above, individually or in the aggregate, exceeds U.S.$10,000,000 (or its equivalent in any other currency or currencies); or

(e)	Unsatisfied judgement: one or more judgement(s) or order(s) from which no further appeal or judicial review is permissible or sought under applicable law for the payment of any amount is rendered against the Issuer or any of its Principal Subsidiaries and continue(s) unsatisfied and unstayed for a period of 60 days after the date(s) thereof or, if later, the date therein specified for payment; or

(f)	Security enforced: a secured party takes possession, or a receiver, manager or other similar officer is appointed, of the whole or any substantial part of the undertaking, assets and revenues of the Issuer, or any of its Principal Subsidiaries and is not discharged within 60 days; or

(g)	Insolvency, etc.: (i) the Issuer, or any of its Principal Subsidiaries becomes insolvent or is unable to pay its debts as they fall due, (ii) an administrator or liquidator of the Issuer, or any of its Principal Subsidiaries or the whole or any substantial part of the undertaking, assets or revenues of the Issuer, or any of its Principal Subsidiaries is appointed (or application for any such appointment is made), (iii) the Issuer, or any of its Principal Subsidiaries takes any action for a readjustment or deferment of any of its material obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any material part of its indebtedness or any Guarantee of any indebtedness given by it (other than, in the case of a Principal Subsidiary of the Issuer, for the purposes of or pursuant to an amalgamation, reorganisation or restructuring while solvent or as a result of a disposal on arm's length terms or as approved by an Extraordinary Resolution of the Noteholders), or (iv) the Issuer, or any of Principal Subsidiaries ceases or threatens to cease to carry on all or any material part of its business; or

(h)	Winding up, etc.: an order is made or an effective resolution is passed for the winding up, liquidation or dissolution of the Issuer or any of its Principal Subsidiaries (other than, in the case of a Principal Subsidiary of the Issuer, for the purposes of or pursuant to an amalgamation, reorganisation or restructuring while solvent or as a result of a disposal on arm's length terms or as approved by an Extraordinary Resolution of the Noteholders); or

(i)	Analogous event: any event occurs which under the laws of the Cayman Islands has an analogous effect to any of the events referred to in paragraphs (d) (Unsatisfied judgement) to (g) (Winding up, etc.) above; or

(j)	Unlawfulness: it is or will become unlawful for the Issuer to perform or comply with any of its obligations under or in respect of the Notes or the Deed of Covenant, then any Noteholder may, by written notice addressed to the Issuer and delivered to the Issuer or to the Specified Office of the Fiscal Agent, declare its Notes to be immediately due and payable, whereupon they shall become immediately due and payable at their principal amount together with accrued interest without further action or formality. Notice of any such declaration shall promptly be given to all other Noteholders.

The Agents need not do anything to ascertain whether any Event of Default has occurred and will not be responsible to Noteholders or any other person for any loss arising from any failure to do so, and, unless and until the Agents otherwise have notice in writing to the contrary, the Agents may assume that (i) no such event has occurred and (ii) that the Issuer is performing all of its obligations under the Fiscal Agency Agreement and the Conditions.

10.	Prescription

Claims for principal and interest on redemption shall become void unless the relevant Note Certificates are surrendered for payment within ten years in the case of principal and five years in the case of interest of the appropriate Relevant Date.

11.	Replacement of Note Certificates

If any Note Certificate is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the Specified Office of the Registrar, subject to all applicable laws and stock exchange requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, security, indemnity and otherwise as the Issuer may reasonably require. Mutilated or defaced Note Certificates must be surrendered before replacements will be issued.

12.	Agents

In acting under the Fiscal Agency Agreement and in connection with the Notes, the Agents act solely as agents of the Issuer and do not assume any obligations towards or relationship of agency or trust for or with any of the Noteholders.

The initial Agents and their initial Specified Offices are listed below. The Issuer reserves the right at any time to vary or terminate the appointment of any Agent and to appoint a successor registrar or fiscal agent and additional or successor paying agents and transfer agents; provided, however, that the Issuer shall at all times maintain a fiscal agent and a registrar.

Notice of any change in any of the Agents or in their Specified Offices shall promptly be given to the Noteholders.

13.	Meetings of Noteholders; Modification

(a)	Meetings of Noteholders: The Agency Agreement contains provisions for convening meetings of Noteholders to consider matters relating to the Notes, including the modification of any provision of these Conditions. Any such modification may be made if sanctioned by an Extraordinary Resolution. Such a meeting may be convened by the Issuer and shall be convened by it upon the request in writing of Noteholders holding not less than one-tenth of the aggregate principal amount of the outstanding Notes. The quorum at any meeting convened to vote on an Extraordinary Resolution will be two or more persons holding or representing one more than half of the aggregate principal amount of the outstanding Notes or, at any adjourned meeting, two or more persons being or representing Noteholders whatever the principal amount of the Notes held or represented; provided, however, that certain proposals (including any proposal to change any date fixed for payment of principal or interest in respect of the Notes, to reduce the amount of principal or interest payable on any date in respect of the Notes, to alter the method of calculating the amount of any payment in respect of the Notes or the date for any such payment, to change the currency of payments under the Notes, to amend the subordination provisions in the Deed of Covenant or to change the quorum requirements relating to meetings or the majority required to pass an Extraordinary Resolution (each, a "Reserved Matter")) may only be sanctioned by an Extraordinary Resolution passed at a meeting of Noteholders at which two or more persons holding or representing not less than three-quarters or, at any adjourned meeting, one quarter of the aggregate principal amount of the outstanding Notes form a quorum. Any Extraordinary Resolution duly passed at any such meeting shall be binding on all the Noteholders, whether present or not.

In addition, (i) a resolution in writing signed by or on behalf of Noteholders of not less than 90 per cent. of the aggregate principal amount of Notes for the time being outstanding will take effect as if it were an Extraordinary Resolution, whether contained in one document or several documents in the same form, each signed by or on behalf of one or more the Noteholders and (ii) a resolution passed by way of electronic consents through the clearing systems by or on behalf of Noteholders of not less than 75 per cent. in aggregate principal amount of Notes for the time being outstanding with the effect as if it were an Extraordinary Resolution, in each case whether or not relating to a Reserved Matter.

(b)	Modification: The Notes, these Conditions, the Deed of Covenant, and the Fiscal Agency Agreement may be amended without the consent of the Noteholders to correct a manifest error. In addition, the parties to the Fiscal Agency Agreement may agree to modify any provision of the Fiscal Agency Agreement or the Conditions, but the Issuer shall not agree, without the consent of the Noteholders, to any such modification unless it is of a formal, minor or technical nature, it is made to correct a manifest error or it is, in the opinion of such parties, not materially prejudicial to the interests of the Noteholders.

14.	Further Issues

The Issuer may from time to time, without the consent of the Noteholders, create and issue further notes having the same terms and conditions as the Notes in all respects (or in all respects except for the first payment of interest) so as to form a single series with the Notes.

15.	Notices

Notices to the Noteholders will be sent to them by first class mail (or its equivalent) or (if posted to an overseas address) by airmail at their respective addresses on the Register. Any such notice shall be deemed to have been given on the fourth day after the date of mailing.

So long as the Notes are represented by the Global Note Certificate and the Global Note Certificate is held on behalf of Euroclear or Clearstream or an alternative clearing system, notices to Noteholders may be given by delivery of the relevant notice to Euroclear or Clearstream or the alternative clearing system, for communication by it to entitled account holders in substitution for notification as required by these Conditions and shall be deemed to have been given on the date of delivery to such clearing system.

16.	Governing Law and Jurisdiction

(a)	Governing law: The Notes and any non-contractual obligations arising out of or in connection with the Notes are governed by, and construed in accordance with, English law, except that the subordination provisions set out in Condition 2(a) (Status and Subordination of the Notes—Status of the Notes), Condition 2(b) (Status and Subordination of the Notes—Ranking of claims in respect of the Notes) and Condition 2(c) (Status and Subordination of the Notes—Set-off-Notes) shall be governed by, and construed in accordance with, Cayman Islands law.

(b)	English courts: The courts of England have exclusive jurisdiction to settle any dispute (a "Dispute") arising out of or in connection with the Notes (including any non-contractual obligation arising out of or in connection with the Notes).

(c)	Appropriate forum: The Issuer agrees that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that it will not argue to the contrary.

(d)	Rights of the Noteholders to take proceedings outside England: Condition 16(b) (English courts) is for the benefit of the Noteholders only. As a result, nothing in this Condition 16 (Governing law and jurisdiction) prevents any Noteholder from taking proceedings relating to a Dispute ("Proceedings") in any other courts with jurisdiction. To the extent allowed by law, Noteholders may take concurrent Proceedings in any number of jurisdictions.

(e)	Process agent: The Issuer agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered to Law Debenture Corporate Services Limited at Fifth Floor, 100 Wood Street, London EC2V 7EX or, if different, its registered office for the time being or at any address of the Issuer in Great Britain at which process may be served on it in accordance with the Companies Act 2006. If such person is not or ceases to be effectively appointed to accept service of process on behalf of the Issuer, the Issuer shall appoint another/person to act as its agent. This Condition applies to Proceedings in England and/to Proceedings elsewhere.

SCHEDULE 4

PROVISIONS FOR MEETINGS OF THE NOTEHOLDERS

1.	Definitions

In this Agreement and the Conditions, the following expressions have the following meanings:

"Block Voting Instruction" means, in relation to any Meeting, a document in the English language issued by the Registrar:

(a)	certifying:

(i)	that certain specified Notes ("Blocked Notes") have been blocked in an account with a clearing system and will not be released until the conclusion of the Meeting and that the holder of each Blocked Note or a duly authorised person on its behalf has instructed the Registrar that the votes attributable to such Blocked Notes are to be cast in a particular way on each resolution to be put to the Meeting; and/or

(ii)	that each registered Holder of certain specified Notes ("Relevant Notes") has instructed the Registrar that the votes attributable to each Relevant Note held by it are to be cast in a particular way on each resolution to be put to the Meeting, and, in each case, that, during the period of 48 hours before the time fixed for the Meeting, such instructions may not be amended or revoked;

(b)	listing the total principal amount of the Blocked Notes and the Relevant Notes, distinguishing for each resolution between those in respect of which instructions have been given to vote for, or against, the resolution; and

(c)	authorising a named individual or individuals to vote in respect of the Blocked Notes and the Relevant Notes in accordance with such instructions;

"Chairman" means, in relation to any Meeting, the individual who takes the chair in accordance with paragraph 7 (Chairman);

"Extraordinary Resolution" means a resolution passed at a Meeting duly convened and held in accordance with this Schedule by a majority of not less than three-quarters of the votes cast;

"Form of Proxy" means, in relation to any Meeting, a document in the English language available from the Registrar signed by a Noteholder or, in the case of a corporation, executed under its seal or signed on its behalf by a duly authorised officer and delivered to the Registrar not later than 48 hours before the time fixed for such Meeting, appointing a named individual or individuals to vote in respect of the Notes held by such Notesholder;

"Meeting" means a meeting of Noteholders (whether originally convened or resumed following an adjournment);

"Proxy" means, in relation to any Meeting, a person appointed to vote under a Block Voting Instruction or a Form of Proxy other than:

(a)	any such person whose appointment has been revoked and in relation to whom the Registrar has been notified in writing of such revocation by the time which is 48 hours before the time fixed for such Meeting; and

(b)	any such person appointed to vote at a Meeting which has been adjourned for want of a quorum and who has not been re-appointed to vote at the Meeting when it is resumed;

"Relevant Fraction" means:

(a)	for all business other than voting on an Extraordinary Resolution, not less than one tenth ;

(b)	for voting on any Extraordinary Resolution other than one relating to a Reserved Matter, one more than half ; and

(c)	for voting on any Extraordinary Resolution relating to a Reserved Matter, not less than three-quarters;

provided, however, that, in the case of a Meeting which has resumed after adjournment for want of a quorum, it means:

(i)	for all business other than voting on an Extraordinary Resolution relating to a Reserved Matter, two or more persons holding or representing one more than half of the aggregate principal amount of the outstanding Notes or, at any adjourned meeting, two or more persons being or representing Noteholders whatever the principal amount of the Notes held or represented; and

(ii)	for voting on any Extraordinary Resolution relating to a Reserved Matter, two or more persons holding or representing not less than three-quarters or, at any adjourned meeting, one quarter of the aggregate principal amount of the outstanding Notes form a quorum.

"Reserved Matter" means any proposal:

(a)	to change any date fixed for payment of principal or interest in respect of the Notes, to reduce the amount of principal interest payable on any date in respect of the Notes or to alter the method of calculating the amount of any payment in respect of Notes on redemption or maturity or the date for any such payment;

(b)	to change the currency of payments under the Notes;

(c)	to amend the subordination provisions in the Deed of Covenant;

(d)	to change the quorum requirements relating to meetings or the majority required to pass an Extraordinary Resolution; or

(e)	to amend this definition;

"Voter" means, in relation to any Meeting (a) a Proxy or (b) (subject to paragraph 4 (Record Date)) a Noteholder; provided, however, that (subject to paragraph 4 (Record Date)) any Noteholder which has appointed a Proxy under a Block Voting Instruction or Form of Proxy shall not be a "Voter" except to the extent that such appointment has been revoked and the Registrar notified in writing of such revocation at least 48 hours before the time fixed for such Meeting;

"Written Resolution" means a resolution in writing signed by or on behalf of all Holders of Notes who, for the time being are entitled to receive notice of a Meeting in accordance with the provisions of this Schedule, whether contained in one document or several documents in the same form, each signed by or on behalf of one or more such Holders;

"24 hours" means a period of 24 hours including all or part of a day upon which banks are open for business in both the places where the relevant Meeting is to be held and in each of the places where the Agents have their Specified Offices (disregarding for this purpose the day upon which such Meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business as aforesaid; and

"48 hours" means 2 consecutive periods of 24 hours.

2.	Issue of Block Voting Instructions and Forms of Proxy

The holder of an interest in a Note may require the Registrar to issue a Block Voting Instruction by arranging (to the satisfaction of the Registrar) for such Security to be blocked in an account with a clearing system not later than 48 hours before the time fixed for the relevant Meeting. The registered Holder of a Note may require the Registrar to issue a Block Voting Instruction by delivering to the Registrar written instructions not later than 48 hours before the time fixed for the relevant Meeting. Any registered Holder of a Note may obtain an uncompleted and unexecuted Form of Proxy from the Registrar. A Block Voting Instruction shall be valid until the release of the Blocked Notes to which it relates. A Form of Proxy and a Block Voting Instruction cannot be outstanding simultaneously in respect of the same Note.

3.	References to blocking/release of Notes

Where Notes are represented by a Global Note Certificate and/or are held within a clearing system, references to the blocking or release of Notes shall be construed in accordance with the usual practices (including blocking the relevant account) of such clearing system.

4.	Record Date

The Issuer may fix a record date for the purposes of any Meeting or any resumption thereof following its adjournment for want of a quorum provided that such record date is not more than 10 days prior to the time fixed for such Meeting or (as the case may be) its resumption. The person in whose name a Note is registered in the Register on the record date at close of business in the city in which the Registrar has its Specified Office shall be deemed to be the Holder of such Note for the purposes of such Meeting and notwithstanding any subsequent transfer of such Note or entries in the Register.

5.	Convening of Meeting

The Issuer may convene a Meeting at any time, and shall be obliged to do so upon the request in writing of Noteholders holding not less than one tenth of the aggregate principal amount of the outstanding Notes.

6.	Notice

At least 21 days' notice (exclusive of the day on which the notice is given and of the day on which the relevant Meeting is to be held) specifying the date, time and place of the Meeting shall be given by the Issuer to the Noteholders and the Registrar (with a copy to the Issuer). The notice shall set out the full text of any resolutions to be proposed and shall state that Notes may be blocked in clearing systems for the purposes of appointing Proxies under Block Voting Instructions until 48 hours before the time fixed for the Meeting and that Noteholders may also appoint Proxies either under a Block Voting Instruction by delivering written instructions to the Registrar or by executing and delivering a Form of Proxy to the Specified Office of the Registrar, in either case until 48 hours before the time fixed for the Meeting.

7.	Chairman

An individual (who may, but need not, be a Noteholder) nominated in writing by the Issuer may take the chair at any Meeting but, if no such nomination is made or if the individual nominated is not present within 15 minutes after the time fixed for the Meeting, those present shall elect one of themselves to take the chair, failing which the Issuer may appoint a Chairman. The Chairman of an adjourned Meeting need not be the same person as was the Chairman of the original Meeting.

8.	Quorum

The quorum at any Meeting shall be at least two Voters representing or holding not less than the Relevant Fraction of the aggregate principal amount of the outstanding Notes; provided, however, that, so long as at least the Relevant Fraction of the aggregate principal amount of the outstanding Notes is represented by a Global Note Certificate or a single Individual Note Certificate, a single Voter appointed in relation thereto or being the Holder of the Notes represented thereby shall be deemed to be two Voters for the purpose of forming a quorum.

9.	Adjournment for want of quorum

If within 15 minutes after the time fixed for any Meeting a quorum is not present, then:

(a)	in the case of a Meeting requested by Noteholders, it shall be dissolved; and

(b)	in the case of any other Meeting, it shall be adjourned for such period (which shall be not less than 14 days and not more than 42 days) and to such place as the Chairman determines; provided, however, that:

(i)	the Meeting shall be dissolved if the Issuer so decides; and

(ii)	no Meeting may be adjourned more than once for want of a quorum.

10.	Adjourned Meeting

The Chairman may, with the consent of (and shall if directed by) any Meeting, adjourn such Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place.

11.	Notice following adjournment

Paragraph 7 (Notice) shall apply to any Meeting which is to be resumed after adjournment for want of a quorum; provided, however, that:

(a)	10 days' notice (exclusive of the day on which the notice is given and of the day on which the Meeting is to be resumed) shall be sufficient; and

(b)	the notice shall specifically set out the quorum requirements which will apply when the Meeting resumes.

It shall not be necessary to give notice of the resumption of a Meeting which has been adjourned for any other reason.

12.	Participation

The following may attend and speak at a Meeting:

(a)	Voters;

(b)	representatives of the Issuer and the Registrar;

(c)	the financial advisers of the Issuer;

(d)	the legal counsel to the Issuer and the Registrar; and

(e)	any other person approved by the Meeting.

13.	Show of hands

Every question submitted to a Meeting shall be decided in the first instance by a show of hands. Unless a poll is validly demanded before or at the time that the result is declared, the Chairman's declaration that on a show of hands a resolution has been passed, passed by a particular majority, rejected or rejected by a particular majority shall be conclusive, without proof of the number of votes cast for, or against, the resolution. Where there is only one Voter, this paragraph shall not apply and the resolution will immediately be decided by means of a poll.

14.	Poll

A demand for a poll shall be valid if it is made by the Chairman, the Issuer or one or more Voters representing or holding not less than one fiftieth of the aggregate principal amount of the outstanding Notes. The poll may be taken immediately or after such adjournment as the Chairman directs, but any poll demanded on the election of the Chairman or on any question of adjournment shall be taken at the Meeting without adjournment. A valid demand for a poll shall not prevent the continuation of the relevant Meeting for any other business as the Chairman directs.

15.	Votes

Every Voter shall have:

(a)	on a show of hands, one vote; and

(b)	on a poll, one vote in respect of each U.S.$1,000 in aggregate face amount of the outstanding Note(s) represented or held by him.

In the case of a voting tie the Chairman shall have a casting vote.

Unless the terms of any Block Voting Instruction state otherwise, a Voter shall not be obliged to exercise all the votes to which he is entitled or to cast all the votes which he exercises in the same way.

16.	Validity of Votes by Proxies

Any vote by a Proxy in accordance with the relevant Form of Proxy or Block Voting Instruction shall be valid even if such Form of Proxy or (as the case may be) Block Voting Instruction or any instruction pursuant to which it was given has been amended or revoked, provided that the Registrar has not been notified in writing of such amendment or revocation by the time which is 48 hours before the time fixed for the relevant Meeting. Unless revoked, any appointment of a Proxy under a Block Voting Instruction or Form of Proxy in relation to a Meeting shall remain in force in relation to any resumption of such Meeting following an adjournment; provided, however, that no such appointment of a Proxy in relation to a Meeting originally convened which has been adjourned for want of a quorum shall remain in force in relation to such Meeting when it is resumed. Any person appointed to vote at such a Meeting must be re-appointed under a Block Voting Instruction or Form of Proxy to vote at the Meeting when it is resumed.

17.	Powers

A Meeting shall have power (exercisable by Extraordinary Resolution), without prejudice to any other powers conferred on it or any other person:

(a)	to approve any Reserved Matter;

(b)	to approve any proposal by the Issuer for any modification, abrogation, variation or compromise of any of the Conditions or any arrangement in respect of the obligations of the Issuer under or in respect of the Notes;

(c)	to approve any proposal by the Issuer for any modification of any provision of the Deed of Covenant insofar as it relates to the Deed of Covenant or any arrangement in respect of the obligations of the Issuer thereunder;

(d)	to approve the substitution of any person for the Issuer (or any previous substitute) as principal obligor under the Notes and the Deed of Covenant;

(e)	to waive any breach or authorise any proposed breach by the Issuer of its obligations under or in respect of the Notes or the Deed of Covenant or any act or omission which might otherwise constitute an Event of Default under the Notes;

(f)	to authorise the Registrar or any other person to execute all documents and do all things necessary to give effect to any Extraordinary Resolution;

(g)	to give any other authorisation or approval which is required to be given by Extraordinary Resolution; and

(h)	to appoint any persons as a committee to represent the interests of the Noteholders and to confer upon such committee any powers which the Noteholders could themselves exercise by Extraordinary Resolution.

18.	Electronic communication

For so long as the Notes are in the form of a Global Note Certificate registered in the name of any nominee for, one or more of Euroclear, Clearstream, Luxembourg or any other relevant clearing system (the "relevant clearing system"), then, in respect of any resolution proposed by the Issuer or the Fiscal Agent:

18.1	Electronic Consent

Where the terms of the resolution proposed by the Issuer or the Fiscal Agent (as the case may be) have been notified to the Noteholders through the relevant clearing system(s) as provided in sub-paragraphs (i) and/or (ii) below, each of the Issuer and the Fiscal Agent shall be entitled to rely upon approval of such resolution given by way of electronic consents communicated through the electronic communications systems of the relevant clearing system(s) to the Fiscal Agent in accordance with their operating rules and procedures by or on behalf of the Holders of not less than 75 per cent. in nominal amount of the Notes outstanding (the "Required Proportion") ("Electronic Consent") by close of business on the date of the blocking of their accounts in the relevant clearing systems(s) (the "Consent Date"). Any resolution passed in such manner shall be binding on all Noteholders, even if the relevant consent or instruction proves to be defective. None of the Issuer or the Fiscal Agent shall be liable or responsible to anyone for such reliance.

(i)	When a proposal for a resolution to be passed as an Electronic Consent has been made, at least 10 days' notice (exclusive of the day on which the notice is given and of the day on which affirmative consents will be counted) shall be given to the Noteholders through the relevant clearing system(s). The notice shall specify, in sufficient detail to enable Noteholders to give their consents in relation to the proposed resolution, the method by which their consents may be given (including, where applicable, the Consent Date by which they must be received in order for such consents to be validly given, in each case subject to and in accordance with the operating rules and procedures of the relevant clearing system(s)).

(ii)	If, on the Consent Date on which the consents in respect of an Electronic Consent are first counted, such consents do not represent the Required Proportion, the resolution shall, if the party proposing such resolution (the "Proposer") so determines, be deemed to be defeated. Such determination shall be notified in writing to the other parties to this Agreement. Alternatively, the Proposer may give a further notice to Noteholders that the resolution will be proposed again on such date and for such period as shall be agreed with the Fiscal Agent (unless the Fiscal Agent is the Proposer). Such notice must inform Noteholders that insufficient consents were received in relation to the original resolution and the information specified in sub-paragraph (i) above. For the purpose of such further notice, references to "Consent Date" shall be construed accordingly.

For the avoidance of doubt, an Electronic Consent may only be used in relation to a resolution proposed by the Issuer or the Fiscal Agent which is not then the subject of a meeting that has been validly convened in accordance with paragraph 5 above, unless that meeting is or shall be cancelled or dissolved; and

18.2	Written Resolution

Where Electronic Consent is not being sought, the Issuer and the Fiscal Agent shall be entitled to rely on consent or instructions given in writing directly to the Issuer and/or the Fiscal Agent, as the case may be, (a) by accountholders in the clearing system(s) with entitlements to such Global Note Certificate and/or, (b) where the accountholders hold any such entitlement on behalf of another person, on written consent from or written instruction by the person identified by that accountholder as the person for whom such entitlement is held. For the purpose of establishing the entitlement to give any such consent or instruction, the Issuer and the Fiscal Agent shall be entitled to rely on any certificate or other document issued by, in the case of (a) above, Euroclear, Clearstream, Luxembourg or any other relevant clearing system and, in the case of (b) above, the relevant clearing system and the accountholder identified by the relevant clearing system for the purposes of (b) above. Any resolution passed in such manner shall be binding on all Noteholders, even if the relevant consent or instruction proves to be defective. Any such certificate or other document shall be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear's EUCLID or Clearstream, Luxembourg's CreationOnline system) in accordance with its usual procedures and in which the accountholder of a particular principal or nominal amount of the Notes is clearly identified together with the amount of such holding. None of the Issuer nor the Fiscal Agent shall be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by any such person and subsequently found to be forged or not authentic.

19.	Extraordinary Resolution binds all Noteholders

An Extraordinary Resolution shall be binding upon all Noteholders, whether or not present at such Meeting, and each of the Noteholders shall be bound to give effect to it accordingly. Notice of the result of every vote on an Extraordinary Resolution shall be given to the Noteholders and the Agents (with a copy to the Issuer) within 14 days of the conclusion of the Meeting.

20.	Minutes

Minutes shall be made of all resolutions and proceedings at each Meeting. The Chairman shall sign the minutes, which shall be prima facie evidence of the proceedings recorded therein. Unless and until the contrary is proved, every such Meeting in respect of the proceedings of which minutes have been summarised and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

21.	Written Resolution or Electronic Consent

A Written Resolution or Electronic Consent shall take effect as if it were an Extraordinary Resolution.

SCHEDULE 5

REGULATIONS CONCERNING TRANSFERS AND REGISTRATION OF NOTES

1.	The notes are in the denomination of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof. Notes may only be held in holdings in the aggregate principal amount of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof (each, an "authorised holding").

2.	Subject to paragraph 4 and paragraph 11 below, Notes may be transferred by execution of the relevant form of transfer under the hand of the transferor or, where the transferor is a corporation, under its common seal or under the hand of two of its officers duly authorised in writing. Where the form of transfer is executed by an attorney or, in the case of a corporation, under seal or under the hand of two of its officers duly authorised in writing, a copy of the relevant power of attorney certified by a financial institution in good standing or a notary public or in such other manner as the Registrar may require or, as the case may be, copies certified in the manner aforesaid of the documents authorising such officers to sign and witness the affixing of the seal must be delivered with the form of transfer. In this Schedule, "transferor" shall, where the context permits or requires, include joint transferors and shall be construed accordingly.

3.	The Certificate issued in respect of the Notes to be transferred must be surrendered for registration, together with the form of transfer (including any certification as to compliance with restrictions on transfer included in such form of transfer) endorsed thereon, duly completed and executed, at the Specified Office of the Registrar or any Transfer Agent, and together with such evidence as the Registrar or (as the case may be) the relevant Transfer Agent may reasonably require to prove the title of the transferor and the authority of the persons who have executed the form of transfer. The signature of the person effecting a transfer of a Notes shall conform to any list of duly authorised specimen signatures supplied by the Holder of such Security or be certified by a financial institution in good standing, notary public or in such other manner as the Registrar or such Transfer Agent may require.

4.	No Noteholder may require the transfer of a Notes to be registered during the period of 15 calendar days ending on the due date for any payment of principal interest in respect of such Note.

5.	No Noteholder which has executed a Form of Proxy in relation to a Meeting may require the transfer of a Note covered by such Form of Proxy to be registered until the earlier of the conclusion of the Meeting and its adjournment for want of a quorum.

6.	The executors or administrators of a deceased Holder of a Note (not being one of several joint Holders) and, in the case of the death of one or more of several joint Holders, the survivor or survivors of such joint Holders, shall be the only persons recognised by the Issuer as having any title to such Note.

7.	Any person becoming entitled to any Notes in consequence of the death or bankruptcy of the Holder of such Notes may, upon producing such evidence that he holds the position in respect of which he proposes to act under this paragraph or of his title as the Registrar or the relevant Transfer Agent may require (including legal opinions), become registered himself as the Holder of such Notes or, subject to the provisions of these Regulations, the Notes and the Conditions as to transfer, may transfer such Notes. The Issuer, the Transfer Agent, the Registrar and the Paying Agents shall be at liberty to retain any amount payable upon the Notes to which any person is so entitled until such person is so registered or duly transfers such Notes.

8.	Unless otherwise required by him and agreed by the Issuer and the Registrar, the Holder of any Notes shall be entitled to receive only one Certificate in respect of his holding.

9.	The joint Holders of any Note shall be entitled to one Note Certificate only in respect of their joint holding which shall, except where they otherwise direct, be delivered to the joint Holder whose name appears first in the Register in respect of the joint holding.

10.	Where there is more than one transferee (to hold other than as joint Holders), separate forms of transfer (obtainable from the Specified Office of the Registrar or any Transfer Agent) must be completed in respect of each new holding.

11.	A Holder of Notes may transfer all or part only of his holding of Notes provided that both the principal amount of Notes transferred and the principal amount of the balance not transferred are an Authorised Holding. Where a Holder of Notes has transferred part only of his holding of Notes, a new Certificate in respect of the balance of such holding will be delivered to him.

12.	The Issuer, the Transfer Agent and the Registrar shall, save in the case of the issue of replacement Notes pursuant to Condition 11 (Replacement of Note Certificates), make no charge to the Holders for the registration of any holding of Notes or any transfer thereof or for the issue of any Notes or for the delivery thereof at the Specified Office of any Transfer Agent or the Registrar or by uninsured post to the address specified by the Holder, but such registration, transfer, issue or delivery shall be effected against such indemnity from the Holder or the transferee thereof as the Registrar or the relevant Transfer Agent may require in respect of any tax or other duty of whatever nature which may be levied or imposed in connection with such registration, transfer, issue or delivery.

13.	Provided a transfer of a Notes is duly made in accordance with all applicable requirements and restrictions upon transfer and the Note(s) transferred are presented to a Transfer Agent and/or the Registrar in accordance with the Agency Agreement and these Regulations, and subject to unforeseen circumstances beyond the control of such Transfer Agent or the Registrar arising, such Transfer Agent or the Registrar will, within five business days of the request for transfer being duly made, deliver at its Specified Office to the transferee or despatch by uninsured post (at the request and risk of the transferee) to such address as the transferee entitled to the Notes in relation to which such Note Certificate is issued may have specified, a Note Certificate in respect of which entries have been made in the Register, all formalities complied with and the name of the transferee completed on the Note Certificate by or on behalf of the Registrar; and, for the purposes of this paragraph, "business day" means a day on which commercial banks are open for business (including dealings in foreign currencies) in the cities in which the Registrar and (if applicable) the relevant Transfer Agent have their respective Specified Offices.

SCHEDULE 6

SPECIFIED OFFICES OF THE AGENTS

The Registrar, the Fiscal Agent, the Transfer Agent, the Calculation Agent and the Paying Agent:

The Hongkong and Shanghai Banking Corporation Limited

Level 30, HSBC Main Building

1 Queen's Road Central

Hong Kong

Fax:              +852 3478 9198

Attention:     Issuer Services

SIGNATURES

The Issuer

For and on behalf of

FWD GROUP LIMITED

By:     [***]

The Registrar, the Fiscal Agent, the Transfer Agent, the Calculation Agent and the Paying Agent

For and on behalf of

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

By:[***]

[***]